                                                                EXECUTION COPY




                        MASTER REORGANIZATION AGREEMENT


                                    Between


                           WALSH INTERNATIONAL INC.


                                      and


                            SOURCE INFORMATICS INC.



                          Dated as of April 16, 1996

                                 TABLE OF CONTENTS

                                                                PAGE
                                                                ----

ARTICLE I.   WALSH REORGANIZATION; FORMATION OF SOURCE

     Section 1.01  Walsh Corporate Reorganization..............  1
     Section 1.02  Formation of Source Corporate Organization..  4

ARTICLE II.  TRANSFER OF SOURCE BUSINESS; ISSUANCE OF SOURCE COMMON STOCK

     Section 2.01  Transfer of Source Assets...................  4
     Section 2.02  Issuance of Source Common and Preferred
                    Stock......................................  4
     Section 2.03  Excluded Assets.............................  5
     Section 2.04  Instruments of Conveyance and Transfer......  5
     Section 2.05  Assumption of Liabilities...................  6
     Section 2.06  Non-Assumption of Certain Liabilities.......  6
     Section 2.07  Nonassignable Contracts.....................  6

ARTICLE III. CLOSING; DISTRIBUTION OF SOURCE COMMON STOCK

     Section 3.01  Closing.....................................  7
     Section 3.02  Distribution of the Source Common Stock.....  7
     Section 3.03  Restructuring of Source.....................  7
     Section 3.04  Additional Agreements.......................  8

ARTICLE IV.  REPRESENTATIONS AND WARRANTIES OF WALSH

     Section 4.01  Organization, Power, Etc....................  8
     Section 4.02  The Source Business.........................  9
     Section 4.03  Authorization of Agreements.................  9
     Section 4.04  Effect of Agreements........................  9
     Section 4.05  Governmental Approvals......................  10
     Section 4.06  Compliance with Law.........................  10
     Section 4.07  Investment Representation...................  10

ARTICLE V.   REPRESENTATIONS AND WARRANTIES OF SOURCE

     Section 5.01  Organization, Power, Etc....................  11
     Section 5.02  Authorization of Agreements.................  11
     Section 5.03  Effect of Agreements........................  12
     Section 5.04  Authorized Capital Stock....................  12
     Section 5.05  Governmental Approvals......................  12
     Section 5.06  Compliance with Law.........................  13
     Section 5.07  Investment Representation...................  13

        MASTER REORGANIZATION AGREEMENT, dated as of April 16, 1996, between WALSH INTERNATIONAL INC., a Delaware corporation ("Walsh"), and SOURCE INFORMATICS INC., a Delaware corporation ("Source").

        WHEREAS Walsh, through various direct and indirect subsidiaries, operates in two business segments: (i) the "Walsh Business," which includes sales force management and integrated sales and marketing information services for the pharmaceutical industry, associated medical professional databases and other services related to those databases, such as direct mail marketing and consulting, and (ii) the "Source Business," which includes a range of products and services for such industry, primarily marketed under the name "Source," that utilize proprietary databases of prescriptions dispensed by retail outlets in the United States; and

        WHEREAS the Board of Directors of Walsh has determined, in light of the substantially different characteristics of the Walsh Business and the Source Business, the need of the Source Business for significant additional investment in database development and certain other factors, to separate the Walsh and Source Businesses into two independent companies; and

        WHEREAS a subsidiary of Walsh has recently formed Source for the purpose of acting as the holding company for the Source Business; and

        WHEREAS on the Closing Date (as hereinafter defined), Walsh and certain of its subsidiaries (the "Walsh Subsidiaries") will contribute to Source and its designated subsidiaries (the "Source Subsidiaries") their respective ownership interests in the Source Business, those being (i) the assets and properties of Walsh and the Walsh Subsidiaries used exclusively or primarily in connection with the Source Business, subject to certain liabilities and (ii) all of the issued and outstanding capital stock of certain Walsh Subsidiaries that are engaged in the Source Business (collectively, the "Source Assets") in return for shares of preferred and common stock of Source as provided herein; and

        WHEREAS Walsh intends to distribute the shares of common stock of Source issued in exchange for the Source Assets to the common stockholders of Walsh as provided herein; and

        WHEREAS, in accordance with the Restated Certificate of Incorporation of Walsh and Section 1 of the Agreement, dated as of April 16, 1996, by and among Walsh, Source and the holders of the Series A Convertible Preferred Stock of Walsh (the "Walsh Preferred Stock") named therein (individually, a "Preferred Stockholder," and collectively, the "Preferred Stockholders"), the Preferred Stockholders shall, upon the Closing Date (as hereinafter defined), exchange one-half of the aggregate number of shares of Series A Convertible Preferred Stock of Walsh held by them for shares of Series A Convertible Preferred Stock of Source; and

        WHEREAS Walsh has agreed to provide Source and the Source Subsidiaries with certain professional management and technical support services and licenses to use certain databases and to collaborate with Source in the development of their respective technologies, all in connection with the operation of the Source Business, as such support services, licenses and collaborative efforts shall be provided for in the service, license and technology agreements to be entered into pursuant to this Agreement; and

        WHEREAS Walsh proposes to issue to the public up to 3,277,500 shares of its Common Stock in an underwritten public offering and, to that end, has filed a Registration Statement on Form S-1 (No. 333-316) (the "Walsh Registration Statement") with the Securities and Exchange Commission to register such shares under the Securities Act of 1933, and the transactions contemplated hereby are to be consummated prior to the effective date of the Walsh Registration Statement;

        NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereby agree as follows:


                                 ARTICLE I

                   WALSH REORGANIZATION; FORMATION OF SOURCE

  SECTION 1.01.  Walsh Corporate Reorganization.  On the terms and subject to
                 ------------------------------
the conditions hereinafter set forth, Walsh shall cause the following transactions to be consummated on or prior to the Closing Date:

     (a) Walsh America Ltd., an indirect wholly-owned subsidiary of Walsh ("Walsh America"), shall:

          (i)   form a new subsidiary ("Walsh Delaware");

          (ii) contribute to Walsh Delaware all of Walsh America's ownership interest in the Walsh Business, and

        (iii)  distribute the shares of Walsh Delaware to Walsh
               International Holdings Limited, the corporate parent of Walsh America ("Walsh Holdings");

     (b)       Walsh Holdings shall:

          (i)  form a new subsidiary ("WA Software"), and

         (ii) contribute to it all of Walsh Holdings' ownership interest in the software and trademarks associated with Walsh's Precise, Premiere and Pharbase services;

     (c) Walsh Holdings shall thereupon contribute the shares of WA Software to Walsh Delaware;

     (d) DMA Healthcare Marketing Inc., a direct wholly-owned subsidiary of Walsh Holdings ("DMA"), shall be merged with and into Walsh America;

     (e)       Walsh America shall:

          (i) transfer its ownership rights in all trademarks associated with the Source Business to Walsh Holdings;

     (f)       Walsh shall:

          (i) contribute its ownership rights in all trademarks associated with the Source Business to Walsh Holdings,

     (g)        Walsh Holdings shall:

          (i)  form a new subsidiary ("SI Software"), and

         (ii) contribute its ownership rights in all trademarks associated with the Source Business (along with those received from Walsh America pursuant to subsection (e) hereof) to SI Software;

     (h)        Walsh Holdings shall:

          (i)  form a new subsidiary ("SI PMSI"), and

         (ii) contribute 721,144 shares of the 1,201,144 shares of Common Stock of Pharmaceutical Marketing Services Inc. (collectively, the "PMSI Shares") held by it to SI PMSI;

     (j)       Walsh shall:

          (i) contribute the outstanding capital stock of its wholly-owned subsidiary Walsh International Domestic Finance Ltd. ("WIDF") to Walsh Holdings; and

         (ii) contribute the outstanding capital stock of its wholly-owned subsidiary Walsh International Foreign Finance Ltd. ("WIFF") to Walsh Holdings;

     (k) Walsh Holdings shall, in turn, contribute the outstanding capital stock of WIFF to Walsh Delaware.

        The transactions contemplated by this Agreement, as well as the corporate structure of Walsh and Source before and after the consummation of such transactions, are described in Schedule 1.01 hereto.

          SECTION 1.02. Formation of Source Corporate Organization. On the terms
                        ------------------------------------------
and subject to the conditions hereinafter set forth, on or prior to the Closing Date, Source shall form a new subsidiary, Source Informatics Holdings Inc. ("Source Holdings"), which shall, in turn, form a subsidiary in the Netherlands, Source Informatics Europe B.V. ("Source Europe"). Source Holdings shall also form subsidiaries (the "European Subsidiaries") in those foreign jurisdictions in which the Source Business will be conducted after the Closing Date.

                                 ARTICLE II

     TRANSFER OF SOURCE BUSINESS; ISSUANCE OF SOURCE COMMON STOCK

          SECTION 2.01. Transfer of Source Assets. (a) On the terms and subject
                        -------------------------
to the conditions hereinafter set forth, on the Closing Date, Walsh shall, or shall cause each of the Walsh Subsidiaries listed under the heading "Walsh Entity" in Schedule 2.01 hereto (individually a "Walsh Entity," and collectively, the "Walsh Entities"), to convey, transfer, deliver and assign to Source or the Source Subsidiary whose name appears opposite the name of such Walsh Entity on such Schedule under the heading "Source Entity" (each a "Source Entity," and collectively, the "Source Entities") all of the assets of such Walsh Entity used exclusively or primarily in connection with the Source Business (including, without limitation, the stock of any subsidiaries of such Walsh Entity listed under the heading "Transferred Subsidiaries" or the assets of any such Walsh Entity listed under the heading "Special Source Assets"), and such Source Entity shall acquire and assume the liabilities and obligations of such Walsh Entity related to the Source Assets or the Source Business so conveyed.

        SECTION 2.02. Issuance of Source Common and Preferred Stock. On the
                      ---------------------------------------------
terms and subject to the conditions hereinafter set forth, on the Closing Date, in consideration of the transfer of the Source Assets in accordance with Section
2.01 hereof, subject to the assumption of liabilities provided for herein, Source shall

          (a) issue to Walsh Holdings an aggregate 5,790,992 shares of its Common Stock, $.01 par value (the "Source Common Stock"); and

          (b) issue to Walsh Holdings an aggregate 1,041,667 shares of its Series A Convertible Preferred Stock, $1.00 par value (the "Source Preferred Stock").

        SECTION 2.03. Excluded Assets. Anything herein contained to the contrary
                      ---------------
notwithstanding, the following assets and properties of Walsh and the Walsh Subsidiaries are specifically excluded from the Source Assets and shall be retained by Walsh or the Walsh Subsidiaries, as the case may be:

          (a) all assets and properties used exclusively or primarily in connection with the Walsh Business, as described in the Walsh Registration Statement;

          (b) claims for refunds of United States Federal, state and local taxes, foreign taxes and other governmental charges for periods ending on or prior to the Closing Date;

          (c) claims or rights against third parties relating to liabilities or obligations that are not assumed by Source hereunder; and

          (d) the corporate name "Walsh", its logo and the trademarks, trade names, trademark and trade name registrations, service marks and service mark registrations owned by Walsh or by any of the Walsh Subsidiaries that are not used exclusively or primarily in connection with the Source Business.

          SECTION 2.04. Instruments of Conveyance and Transfer. On the terms and
                        --------------------------------------
subject to the conditions hereinafter set forth, on the Closing Date, Walsh shall, or shall cause each Walsh Entity to execute and deliver to the Source Entity whose name appears opposite such Walsh Entity on Schedule 2.01 hereof (i) a bill of sale transferring to such Source Entity the properties, assets and capital stock to be acquired by it under the terms of this Agreement, (ii) instruments of assignment and assumption with respect to all contracts, licenses, leases and similar agreements to be assigned to and assumed by such Source Entity pursuant to this Agreement, (iii) certificates evidencing any shares of capital stock to be transferred to such Source Entity hereunder, duly endorsed for transfer to such Source Entity as provided in Section 2.01 hereof, or accompanied by stock transfer powers duly endorsed in blank, with all requisite stock transfer taxes paid and stamps affixed, and (iv) such other bills of sale, instruments of assignment and other appropriate documents as may be reasonably necessary in order to carry out the intentions and purposes of Section 2.01 of this Agreement.

        SECTION 2.05.  Assumption of Liabilities.  Subject to the conditions
                       -------------------------
hereinafter set forth, on the Closing Date, Source shall, or shall cause each Source Entity acquiring any Source Assets hereunder to execute and deliver to the Walsh Entity whose name appears opposite such source entity on Schedule 2.01 hereof an undertaking, in form satisfactory to Walsh, pursuant to which such Source Entity shall assume and agree to pay, perform and discharge when due the liabilities and obligations of such Walsh Entity related to the Source Assets being transferred, and other appropriate documents as may be reasonably necessary to carry out the intentions and purposes of Section 2.01 of this Agreement.

        SECTION 2.06. Non-Assumption of Certain Liabilities. Neither Source nor
                      -------------------------------------
any Source Subsidiary is assuming, nor shall be deemed to have assumed, any liabilities or obligations of Walsh or of any Walsh Subsidiary of any kind or nature whatsoever, except (i) to the extent such liabilities or obligations are liabilities or obligations of the Source Business and (ii) as expressly provided above in Section 2.05 hereof.

        SECTION 2.07. Nonassignable Contracts. Walsh shall promptly apply for or
                      -----------------------
otherwise seek and use reasonable efforts to obtain all authorizations, consents, waivers and approvals as may be required in connection with the assignment of the leases, agreements, contracts, commitments, licenses, permits, service marks and other rights to be assigned hereunder, and shall provide Source with copies of all such authorizations, consents, waivers and approvals promptly after they have been obtained. To the extent that the assignment of any lease or other right shall require the consent of any other party thereto, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof. In the event that any lease or other right, property or asset of Walsh or any Walsh Subsidiary cannot be effectively transferred to Source or a Source Subsidiary without the consent of a third party, and if on the Closing Date Walsh does not receive such consent, Walsh shall thereafter be obligated to use its best efforts to assure Source of the benefits of such lease or other right, property or asset.

                                 ARTICLE III

                 CLOSING; DISTRIBUTION OF SOURCE COMMON STOCK

        SECTION 3.01. Closing. The closing of the transactions contemplated
                      -------
by this Agreement shall take place at the offices of Reboul, MacMurray, Hewitt, Maynard & Kristol, 45 Rockefeller Plaza, New York, New York, immediately prior to the time Walsh expects the Walsh Registration Statement to be declared effective by the Securities and Exchange Commission, or at such other place or at such other date and time as Walsh and Source may mutually agree (such date and time of closing is herein called the "Closing Date").

        SECTION 3.02. Distribution of the Source Common Stock. Subject to
                      ---------------------------------------
the conditions hereinafter set forth, upon consummation of the transfer of the Source Assets and the issuance of the Source Common Stock and the Source Preferred Stock as contemplated hereby on the Closing Date, Walsh Holdings shall distribute the Source Common Stock and the Source Preferred Stock to Walsh, and Walsh shall thereupon [(i)] distribute to each holder of record of the Common Stock, $.01 par value, of Walsh ("Walsh Common Stock") as set forth in Walsh's stock transfer books as of the close of business on the day immediately preceding the Closing Date (the "Record Date"), certificates representing one share of Source Common Stock for each share of Walsh Common Stock held of record by such holder [and (ii) in accordance with the Restated Certificate of Incorporation of Walsh, exchange with each Preferred Stockholder as of the Record Date, certificates representing two shares of Source Preferred Stock for each share of Walsh Preferred Stock held of record by such holder].

        SECTION 3.03.  Restructuring of Source.  On the terms and subject to the
                       -----------------------
conditions hereinafter set forth, Source shall cause the following transactions to be consummated on the Closing Date or as soon as practicable thereafter:

        (a) Source shall contribute the capital stock of Walsh America to Source Holdings.

        (b) Source shall contribute the capital stock of SI Software, SI PMSI and WIDF to Source Holdings, which shall, in turn, contribute the capital stock of such subsidiaries to Walsh America.

        (c) Source Holdings shall contribute the capital stock of the European Subsidiaries to Source Europe.

        SECTION 3.04. Additional Agreements. Subject to the conditions
                      ---------------------
hereinafter set forth, on the Closing Date, Walsh, the Walsh Subsidiaries, Source and the Source Subsidiaries shall execute and deliver the following agreements to which they are parties (collectively with the instruments of transfer and assumption to be executed and delivered as provided in Sections
2.04 and 2.05 hereof (the "Additional Agreements"):

        (a) the Services Agreement, substantially in the form annexed hereto as Exhibit A;

        (b) the Support Services Agreement, substantially in the form annexed hereto as Exhibit B;

        (c) the Preferred Technology Partner Agreement, substantially in the form annexed hereto as Exhibit C; and

        (d) the Pharbase License Agreement, substantially in the form annexed hereto as Exhibit D.

        (e) the Facilities Agreement, substantially in the form annexed hereto as Exhibit E.

                                 ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF WALSH

        Walsh represents and warrants to Source as follows:

        SECTION 4.01. Organization, Power, Etc. (a) Walsh is a corporation duly
                      ------------------------
organized, validly existing and in good standing under the laws of the State of Delaware and is duly licensed or qualified to do business as a foreign corporation in each jurisdiction where the failure to so qualify would have a material adverse effect on the business of Walsh and its subsidiaries considered as a whole. Walsh has all requisite corporate power and authority to own, operate and lease its properties, to carry on its business as it is now being conducted and to execute and deliver this Agreement and the Additional Agreements to which it is a party and to perform its obligations hereunder and thereunder.

        (b) Each Walsh Subsidiary that is a party to an Additional Agreement or that is transferring any of the Source Assets (hereinafter referred to as a "Walsh Contract Party") is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and each is duly licensed or qualified to do business as a foreign corporation in each jurisdiction where the failure to so qualify would have a material adverse effect on the business of Walsh and its subsidiaries considered as a whole. Each Walsh Contract Party has all requisite corporate power and authority to own, operate and lease its properties, to carry on its business as it is now being conducted and to execute and deliver the Additional Agreements to which it is a party and to perform its obligations thereunder.

        SECTION 4.02. The Source Business. The Source Assets are the only assets
                      -------------------
or properties of Walsh and the Walsh Subsidiaries used exclusively or primarily in connection with the Source Business. Delivery of the Source Assets to Source or a Source Subsidiary on the Closing Date, together with the execution and delivery of the Additional Agreements, will vest in or confer upon Source or such Source Subsidiary, as the case may be, good title to all assets and properties, all approvals, authorizations, consents, licenses or other rights and access to all services, support functions and facilities necessary to the conduct of the Source Business.

        SECTION 4.03.  Authorization of Agreements.  The execution, delivery and
                       ---------------------------
performance by Walsh of this Agreement and each Additional Agreement to which it is a party, and the consummation by it of the transactions contemplated hereby and thereby, have been duly and effectively authorized by all requisite corporate action on the part of Walsh, subject only to the approval of the stockholders of Walsh as contemplated by Section 6.01 hereof, and this Agreement constitutes, and each Additional Agreement to which Walsh is a party, when executed and delivered by Walsh in accordance with this Agreement, will constitute, subject to such stockholder approval as aforesaid, the legal, valid and binding obligation of Walsh, enforceable against Walsh in accordance with its terms. The execution, delivery and performance of each of the Additional Agreements by the Walsh Contract Party that is a party thereto, and the consummation by such Walsh Contract Party of the transactions contemplated thereby, have been duly authorized by all requisite corporate action on the part of such Walsh Contract Party, and, when executed and delivered by such Walsh

Contract Party in accordance with this Agreement, each such Additional Agreement will constitute the legal, valid and binding obligation of such Walsh Contract Party, enforceable against such Walsh Contract Party in accordance with its terms.

        SECTION 4.04.  Effect of Agreements.  Except with respect to certain
                       --------------------
agreements that, individually and in the aggregate, are immaterial to Walsh and the Walsh Subsidiaries considered as a whole, the execution and delivery of this Agreement by Walsh and the execution and delivery of the Additional Agreements by Walsh or the Walsh Contract Parties that are parties thereto, and the performance by them of their respective obligations hereunder and thereunder, will not violate any provision of law, the charter or by-laws of Walsh or any Walsh Contract Party or any judgment, award or decree or any indenture, agreement or other instrument to which Walsh or any Walsh Contract Party is a party, or by which Walsh or any Walsh Contract Party or any of their respective properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under, any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge, security interest or encumbrance of any nature upon any of the properties or assets of Walsh or any Walsh Contract Party.

        SECTION 4.05. Governmental Approvals. Except as set forth in Schedule
                      ----------------------
4.05 hereto, no approval, authorization, consent or order or action of or filing with any court, administrative agency or other governmental authority is required for the execution and delivery by Walsh of this Agreement or for the execution and delivery of the Additional Agreements by Walsh and the Walsh Contract Parties that are parties thereto or the consummation by Walsh and such Walsh Contract Parties of the transactions contemplated hereby and thereby.

        SECTION 4.06. Compliance With Law. Neither Walsh nor any Walsh
                      -------------------
Subsidiary is in default with respect to the Source Business under any order of any court, governmental authority or arbitration board or tribunal to which Walsh or such Walsh Subsidiary is a party or is subject, and neither Walsh nor any Walsh Subsidiary is in violation of any laws, ordinances, governmental rules or regulations to which it is subject or has failed to obtain any licenses, permits, franchises or other governmental authorizations necessary to its ownership of the Source Assets, or to the conduct of the Source Business, which violation or failure to obtain might reasonably be expected to have a material adverse effect on the operations or financial condition of the Source Business.

        SECTION 4.07. Investment Representation. Except for the distribution of
                      -------------------------
the Source Common Stock and the source Preferred Stock as contemplated by
Section 3.02 hereof, Walsh is acquiring the Source Common Stock and Source Preferred Stock issuable pursuant to Section 2.02 hereof for the purpose of investment and not with a view to or for sale in connection with any distribution thereof. Walsh acknowledges that the Source Common Stock (i) have not been registered under the Securities Act of 1933 by reason of the exemption contained in Section 4(2) thereof and (ii) may not be sold or otherwise disposed of unless registered under said Act or unless an exemption from such registration is available.


                                 ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF SOURCE

        Source represents and warrants to Walsh as follows:

        SECTION 5.01. Organization, Power, Etc. (a) Source is a corporation duly
                      ------------------------
organized, validly existing and in good standing under the laws of the State of Delaware and is duly licensed or qualified to do business as a foreign corporation in each jurisdiction where the failure to so qualify would have a material adverse effect on its business. Source has all requisite corporate power and authority to acquire, own, lease and operate the Source Assets to be conveyed to it, to continue the Source Business, and to execute and deliver this Agreement and the Additional Agreements to which it is a party and to perform its obligations hereunder and thereunder.

        (b) Each Source Subsidiary that is a party to an Additional Agreement (hereinafter referred to as a "Source Contract Party") is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and each is duly licensed or qualified to do business as a foreign corporation in each jurisdiction where the failure to so qualify would have a material adverse effect on the business of Source and its subsidiaries considered as a whole. Each Source Contract Party has all requisite corporate power and authority to acquire, own, lease and operate the Source Assets to be conveyed to it, to continue the Source Business, and to execute and deliver the Additional Agreements to which it is a party and to perform its obligations thereunder.

        SECTION 5.02.  Authorization of Agreements.  The execution, delivery and
                       ---------------------------
performance by Source of this Agreement and each Additional Agreement to which it is a party, and the consummation by it of the transactions contemplated hereby and thereby, have been duly and effectively authorized by all requisite corporate action on the part of Source, and this Agreement constitutes, and each Additional Agreement to which Source is a party, when executed and delivered in accordance with this Agreement, will constitute, the legal, valid and binding obligation of Source, enforceable against Source in accordance with its terms. The execution, delivery and performance of each of the Additional Agreements by the Source Contract Party that is a party thereto, and the consummation by such Source Contract Party of the transactions contemplated thereby, have been duly authorized by all requisite corporate action on the part of such Source Contract Party, and, when executed and delivered by such Source Contract Party in accordance with this Agreement, each such Additional Agreement will constitute the legal, valid and binding obligation of such Source Contract Party, enforceable against such Source Contract Party in accordance with its terms.

        SECTION 5.03.  Effect of Agreements.  The execution and delivery of this
                       --------------------
Agreement by Source and the execution and delivery of the Additional Agreements by Source and the Source Contract Parties that are parties thereto, and the performance by them of their respective obligations hereunder and thereunder, will not violate any provision of law, the charter or by-laws of Source or any Source Contract Party or any judgment, award or decree or any indenture, agreement or other instrument to which Source or any Source Contract Party is a party, or by which Source or any Source Contract Party or any of their respective properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under, any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge, security interest or encumbrance of any nature upon any of the properties or assets of Source or any Source Contract Party.

        SECTION 5.04. Authorized Capital Stock. The authorized capital stock of
                      ------------------------
Source consists of (i) 2,000,000 shares of Preferred Stock, $1 par value, and
(ii) 12,000,000 shares of Common Stock, $.01 par value, of which 1,041,667 shares of Preferred Stock and 5,790,992 shares of Common Stock will be validly issued and outstanding, fully paid and nonassessable after giving effect to the transactions contemplated by this Agreement. Except as contemplated by Section
6.07 hereof or as set forth in Schedule 5.04 hereto, (i) no subscription, warrant, option, convertible security or other right (contingent or other) to purchase or acquire any shares of any class of capital stock of Source is authorized or outstanding and (ii) there is not any commitment of Source to issue any shares, warrants, options or other such rights or to distribute to holders of any class of its capital stock any evidences of indebtedness or assets. Except as set forth in Schedule 5.04, Source does not have any obligation (contingent or other) to purchase, redeem or otherwise acquire any shares of the capital stock of Source or any interest therein or to pay any dividend or make any other distribution in respect thereof.

        SECTION 5.05. Governmental Approvals. Except as set forth in Schedule
                      ----------------------
5.05 hereto, no approval, authorization, consent or order or action of or filing with any court, administrative agency or other governmental authority is required for the execution and delivery by Source of this Agreement, or for the execution and delivery of the Additional Agreements by Source or the Source Contract Parties that are parties thereto or the consummation by Source and such Source Contract Parties of the transactions contemplated hereby and thereby.

        SECTION 5.06. Compliance With Law. Neither Source nor any Source
                      -------------------
Subsidiary is in default under any order of any court, governmental authority or arbitration board or tribunal to which Source or such Source Subsidiary is a party or is subject, and neither Source nor any Source Subsidiary is in violation of any laws, ordinances, governmental rules or regulations to which it is subject or has failed to obtain any licenses, permits, franchises or other governmental authorizations necessary to its ownership and operation of the Source Assets or to the conduct of the Source Business, which violation or failure to obtain might reasonably be expected to have a material adverse effect on the operations or financial condition of the Source Business.

        SECTION 5.07. Investment Representation. Source is acquiring the PMSI
                      -------------------------
Shares pursuant to Section 2.01 hereof for the purpose of investment and not with a view to or for sale in connection with any distribution thereof. Source acknowledges that the PMSI Shares (i) have not been registered under the Securities Act of 1933 by reason of the exemption contained in Section 4(1) thereof and (ii) may not be sold or otherwise disposed of unless registered under said Act or unless an exemption from such registration is available.


                                 ARTICLE VI

                                 COVENANTS

        SECTION 6.01.  Conduct of the Source Business.  (a)  With respect to the
                       ------------------------------
Source Assets and the Source Business, Walsh agrees that, at all times after the date hereof and prior to the Closing Date, except as required by the transactions contemplated hereby (including, without limitation, as provided in Section 1.01 hereof) and as described in the Walsh Registration Statement, Walsh will, and will cause each Walsh Subsidiary to:

        (i) operate its business only in the usual, regular and ordinary manner and, to the extent consistent with such operations, use its best efforts to preserve its current business organization intact, keep available the services of its current officers and employees and preserve its current relationships with persons having business dealings with it, provided that it shall not be required to institute litigation or pay additional consideration to another party for the purpose;

        (ii) maintain all its material assets and properties deemed reasonably necessary for the conduct of the Source Business in current state of repair, order and condition, reasonable wear and tear excepted;

        (iii) maintain its books of account and records in the usual, regular and ordinary manner, on a basis consistent with past practice, and use its best efforts to comply in all material respects with laws applicable to it and to the conduct of the Source Business and perform all its material obligations without default;

        (iv) not change the character of the Source Business in any material manner;

        (v) not (A) incur any obligation or liability (fixed or contingent), except normal trade or business obligations incurred in the ordinary course and consistent with past practice; (B) discharge or satisfy any lien, security interest or encumbrance or pay any obligation (fixed or contingent), other than in the ordinary course of business and consistent with past practice; (C) mortgage, pledge or subject to any lien, security interest or encumbrance any of the Source Assets (other than mechanic's, materialman's and similar statutory liens arising in the ordinary course of business and purchase money security interests arising in the ordinary course of business between the date of delivery and payment); (D) transfer, lease or otherwise dispose of any of the Source Assets, except for a fair consideration in the ordinary course of business and consistent with past practice or, except in the ordinary course of business and consistent with past practice, acquire any assets or properties; (E) cancel or compromise any debt or claim or waive or release any rights of material value; (F) transfer or grant any rights under any concessions, leases, licenses, agreements, patents, inventions, trademarks, trade names, servicemarks or copyrights or with respect to any know-how (other than licenses customarily granted in connection with the services provided by the Source Business);
     (G) make or grant any wage or salary increase applicable to any group or classification of employees generally, enter into any employment contract with, or make any loan to, or enter into any material transaction of any other nature with, any officer or employee of Walsh or any subsidiary or affiliate of Walsh; (H) enter into any transaction, contract or commitment, except in the ordinary course of business and consistent with past practice; or (I) except in the ordinary course of business and consistent with past practice, amend or modify in any way adverse to the interests of the Source Business any contract to be assigned to Source or any Source Subsidiary hereunder.

        SECTION 6.02. Stockholder Approval; Third-Party Consents. Promptly after
                      ------------------------------------------
the date hereof, Walsh shall take all steps necessary in order to obtain approval by the stockholders of Walsh of the transactions contemplated by this Agreement. In addition, Walsh shall, with Source's assistance and cooperation, promptly apply for or otherwise seek and use its reasonable best efforts to obtain all authorizations, consents, waivers and approvals as may be required in connection with the assignment of the contracts, agreements, licenses, leases, sales orders, purchase orders and other commitments to be assigned to Source or any Source Subsidiary pursuant hereto, provided that Walsh shall not be required to institute litigation or pay additional consideration to a third party for such purpose. Source agrees that at all times after the date hereof and prior to the Closing Date it will cooperate with Walsh in its efforts to obtain such authorizations, consents, waivers and approvals.

        SECTION 6.03. Transferred Assets. Walsh and Source covenant and agree to
                      ------------------
use their best efforts to obtain any requisite governmental approvals for the acquisition of the Source Assets by Source and/or any Source Subsidiary. In the event that Source has not received on the Closing Date a requisite approval of any governmental entity to permit purchase of any Source Assets or the transfer of any component of the Source Business at such time, Walsh or the Walsh Subsidiary, as the case may be, shall continue, consistent with applicable law, to hold such Source Assets or operate the Source Business component, as the case may be, for the account of Source until such approval shall have been received, at which time Walsh or the Walsh Subsidiary, as the case may be, shall transfer such Source Assets to Source or the Source Subsidiary promptly with the appropriate documentation as required by Section 2.04 hereof. For purposes of this Agreement, "operate the Source Business component" shall mean that Walsh or the Walsh Subsidiary, as the case may be, shall respond to the direction of Source in the daily operations of such component insofar as consistent with applicable law, but Walsh or such Walsh Subsidiary shall not be liable for loss of profits or other claims relating to the conduct of the business of such component except such as result from the gross negligence or wilful misconduct of Walsh or such Walsh Subsidiary. In the event that Source is unable to obtain a required approval to acquire any Source Assets, the parties agree to cooperate and to use their best efforts to restructure the transaction so as to obtain such approval or restructure the transaction so as not to require such approval, in either case consistent with applicable law.

        SECTION 6.04. Financial Information. Walsh and Source each covenant and
                      ---------------------
agree with the other to provide to the other all financial information, reports and other data relating to the Source Business required by the requesting party in satisfying its reporting obligations to governmental agencies and in completing its tax and other governmental returns.

        SECTION 6.05. Confidentiality. Walsh shall not at any time after the
                      ---------------
date hereof divulge, furnish or make accessible to anyone any knowledge or information with respect to confidential or secret processes, inventions, discoveries, improvements, formulae, plans, material, devices or ideas or know-how, whether patentable or not, relating to any confidential or secret aspects of the Source Business; provided, however, that (i) nothing herein shall
                        --------  -------
prohibit Walsh from complying with any order or decree of any court of competent jurisdiction or governmental authority and (ii) the foregoing provision shall not apply to any information that is or becomes generally available to the public through no breach of this Agreement.

        SECTION 6.06. Transferred Employees. (a) Source agrees that it will
                      ---------------------
offer each employee of Walsh or any Walsh Subsidiary identified by Walsh as being employed in the conduct of the Source Business the opportunity for employment as employees of Source or a Source Subsidiary (with terms and conditions of employment and benefits substantially similar to those previously in effect while such employee was employed by Walsh or any Walsh Subsidiary unless otherwise agreed) effective on the Closing Date, it being understood that, except as provided in any existing employment agreements or by applicable law, such employment shall be employment at will.

          (b) Walsh employees who accept employment offered by Source (collectively, the "Transferred Employees") and who are actively at work on the day prior to the Closing Date shall become employees of Source or a Source Subsidiary on the Closing Date. Transferred Employees who are not actively at work on the day prior to the Closing Date shall become employees of Source on the day they return to work.

        (c) On the date a Transferred Employee becomes an employee of Source, Source will credit the Transferred Employee with, and entitle the Transferred Employee to, the number of vacation and sick leave days that the Transferred Employee was credited with on the day prior to employment by Source or a Source Subsidiary. In addition, on the day a Transferred Employee becomes an employee of Source, the Transferred Employee will be credited with all years of service that the Transferred Employee was credited with at Walsh for the purposes of determining eligibility to participate in any of Source's employee benefit plans, benefits and services, as well as for the application of policies, practices and procedures, including, but not limited to, seniority for layoff, sick leave, service awards, severance pay and vacation accrual. Each Transferred Employee shall be eligible to participate in Source's medical benefit plans on the date he or she becomes an employee of Source or in a plan or plans substantially similar to the plans of Walsh effective on the Closing Date.

        SECTION 6.07. Stock Options and Warrants. (a) On and after the Closing Date, employment or termination of employment with Source or any Source Subsidiary, as the case may be, shall be deemed employment or termination of employment, as the case may be, with Walsh or any Walsh Subsidiary for purposes of the vesting and termination provisions of the Walsh stock options held by the Transferred Employees. All unvested Walsh stock options held by Transferred Employees as of the Closing Date shall continue to vest and all vested Walsh stock options held by Transferred Employees as of such date shall remain exercisable all in accordance with the terms of the related stock option agreements.

        (b) Source shall grant to each employee of Walsh or any Walsh Subsidiary (whether or not such employee becomes a Transferred Employee) holding a Walsh stock option as of the Closing Date a stock option to purchase the number of shares of Source Common Stock representing the same percentage of Source's fully-diluted equity as the percentage of Walsh's fully-diluted equity represented by the Walsh stock options held by such employee. Each such Source stock option shall vest in accordance with same vesting schedule set forth in, and the same percentage of shares shall be deemed vested as of the date of grant as have vested under, the Walsh stock option held by the employee.

        (c) Source shall grant to each holder of Walsh's outstanding stock purchase warrants as of the Closing Date a warrant to purchase the number of shares of Source Common Stock representing the same percentage of Source's fully diluted equity as the percentage of Walsh's fully-diluted equity represented by the Walsh stock purchase warrant held by such holder.

        (d) The aggregate exercise price of each outstanding Walsh option or warrant in respect of which a Source option or warrant shall be issued by Source pursuant to this Section 6.07 shall be allocated, as of the Closing Date, between such Walsh option or warrant and the Source option or warrant so issued in proportion to the relative fair market values of the Walsh Common Stock and the Common Stock of Source as of such date. The fair market value of the Walsh Common Stock shall be equal to its initial public offering price in the Walsh underwritten public offering and the fair market value of the Source Common Stock shall be determined in good faith by the Board of Directors of Source.

        (e) The issuance of stock options and warrants by source pursuant to this Section 6.07 shall be subject to any necessary compliance with Federal securities laws and state "blue sky" securities laws.

        SECTION 6.08. Further Assurances. (a) At any time and from time to time
                      ------------------
on and after the Closing Date, Walsh shall, at the request of Source, execute and deliver or cause to be executed and delivered to Source all such deeds, assignments, consents, documents and further instruments of transfer and conveyance, and take or cause to be taken all such other actions, as Source may reasonably deem necessary or desirable in order to fully and effectively vest in Source or any Source Subsidiary, as the case may be, or to confirm its title to and possession of, the Source Assets, or to assist Source in exercising rights with respect thereto which Source is entitled to exercise pursuant to the terms of this Agreement; and Source shall execute and deliver or cause to be executed and delivered such further instruments and take or cause to be taken such further actions as Walsh may reasonably deem necessary or desirable to carry out the terms and provisions of this Agreement.

        (b) In the event that Source shall determine at any time after the Closing Date that it has not acquired hereunder any properties or any authorizations, licenses or other rights, or any services or facilities necessary to the conduct of the Source Business, Walsh shall, to the extent such assets or rights are unavailable to Source from third parties on reasonable terms and to the extent Walsh is capable of doing so, negotiate in good faith with Source to provide Source with such assets or rights on terms comparable to those on which Walsh has agreed to provide similar assets or rights under the Additional Agreements.

        SECTION 6.09.  Inspection and Preservation of Records, Etc.  (a)  On and
                       -------------------------------------------
after the Closing Date, each party hereto upon request will permit, and Source will cause each Source Subsidiary to permit, the other party hereto, its representatives and any firm designated by such requesting party to act as its independent public accountants, at all reasonable times during business hours, to inspect the files, books, records and accounts of the Source Business reflecting transactions through the Closing Date or relating to transactions as to which Walsh or any Walsh Subsidiary shall continue to have primary or contingent liability after the Closing Date and will give such requesting party and such accountants access to all accounting and other records and documents of the Source Business to enable such accountants to conduct any audit or any other procedures which such requesting party or such accountants may deem necessary in connection with the preparation, review or audit of any financial statements or tax returns of such requesting party or to comply with any other request of a governmental entity. The party holding the records being inspected will render, at the requesting party's expense, such assistance as the requesting party and such accountants may request in completing any of the foregoing determinations or such other reviews, audits or procedures or in complying with any government request.

        (b) On and after the Closing Date, each party will permit, and Source will cause each Source Subsidiary to permit, the other party hereto, its representatives and its counsel, at reasonable times during business hours, to inspect all the files, books, records and accounts of the Source Business held by a party or such Source Subsidiary, as well as access to any employee of the Source Business or former employee of the Source Business employed by Walsh having knowledge of the information therein contained, if such inspection and access are reasonably necessary for the defense by such requesting party of any litigation relating to the Source Business prior to the Closing Date or relating to transactions as to which Walsh or any Walsh Subsidiary shall continue to have primary or contingent liability after the Closing Date.

        (c) For a period of six years after the Closing Date, each party shall preserve the business records of the Source Business owned by them, shall allow the other party hereto and its representatives reasonable access to such records and the right to make copies and extracts therefrom at any reasonable time during normal business hours, and shall not dispose of any thereof, provided that, commencing three years after the Closing Date, a party may give the other party written notice of its intention to dispose of any part thereof, specifying the items to be disposed of in reasonable detail. Any party may, within a period of 60 days from receipt of any such notice, notify the disposing party of its desire to retain one or more of the items to be disposed of. The disposing party shall, upon receipt of such notice, deliver to the requesting party, at its expense, the items specified therein.


                                  ARTICLE VII

                             CONDITIONS PRECEDENT

        SECTION 7.01.  Conditions Precedent to Obligations of Source.  The
                       ---------------------------------------------
obligations of Source under this Agreement are subject, at the option of Source, to the satisfaction at or prior to the Closing Date of each of the following conditions:

        (a)  Accuracy of Representations and Warranties.  The representations
             ------------------------------------------
and warranties of Walsh contained in this Agreement or in any certificate or document delivered to Source pursuant hereto shall be true and correct in all material respects on and as of the Closing Date as though made at and as of that date, except for changes expressly contemplated hereby or by the Walsh Registration Statement.

        (b)  Compliance with Covenants.  Walsh and the Walsh Contract Parties
             -------------------------
shall have performed and complied with all terms, agreements, covenants and conditions of this Agreement to be performed or complied with by them at or prior to the Closing Date.

        (c)  Condition of Assets.  The Source Assets shall not have been
             -------------------
destroyed by fire or other casualty so as to materially adversely affect the operations or financial condition of the Source Business.

        (d)  All Proceedings To Be Satisfactory.  All corporate and other
             ----------------------------------
proceedings to be taken by Walsh and the Walsh Contract Parties in connection with the transactions contemplated hereby and by the Additional Agreements and all documents incident thereto shall be satisfactory in form and substance to Source and its counsel, and Source and said counsel shall have received all such counterpart originals or certified or other copies of such documents as it or they may reasonably request.

        (e)  Additional Agreements.  Walsh and each Walsh Contract Party shall
             ---------------------
have executed and delivered to Source each of the Additional Agreements to which Walsh or such Walsh Contract Party is a party.

        (f)  Governmental Approvals.  All governmental approvals or filings
             ----------------------
described in Schedules 4.05 or 5.05 hereto shall have been duly obtained or made.

        (g)  Legal Actions or Proceedings.  No legal action or proceeding shall
             ----------------------------
have been instituted or threatened seeking to restrain, prohibit, invalidate or otherwise affect the consummation of the transactions contemplated hereby or by any Additional Agreement or that would, if adversely decided, materially adversely affect the operations or financial condition of the Source Business.

        (h)  Preferred Stockholder Agreement.  The Agreement dated as of April
             -------------------------------
16, 1996 between Walsh and the holders of outstanding shares of Walsh Preferred Stock shall have been executed and delivered by Walsh and the record and beneficial holders of at least two-thirds of the outstanding Walsh Preferred Stock, and such letter agreement shall be in full force and effect on and as of the Closing Date.

        (i)  Stockholder Approval.  The transactions contemplated hereby shall
             --------------------
have been approved by the stockholders of Walsh.

        SECTION 7.02.  Conditions Precedent to Obligations of Walsh.  The
                       --------------------------------------------
obligations of Walsh under this Agreement are subject, at the option of Walsh, to the satisfaction at or prior to the Closing Date of each of the following conditions:

        (a)  Accuracy of Representations and Warranties. The representations and
             ------------------------------------------
warranties of Source contained in this Agreement or in any certificate or document delivered to Walsh pursuant hereto shall be true and correct in all material respects on and as of the Closing Date as though made at and as of that date.

        (b)  Compliance with Covenants.  Source and the Source Contract Parties
             -------------------------
shall have performed and complied with all terms, agreements, covenants and conditions of this Agreement to be performed or complied with by them at or prior to the Closing Date.

        (c)  All Proceedings To Be Satisfactory.  All corporate and other
             ----------------------------------
proceedings to be taken by Source and the Source Subsidiaries in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in form and substance to Walsh and its counsel, and Walsh and said counsel shall have received all such counterpart originals or certified or other copies of such documents as it or they may reasonably request.

        (d)  Additional Agreements.  Source and each Source Contract Party shall
             ---------------------
have executed and delivered to Walsh each of the Additional Agreements to which Source or such Source Contract Party is a party.

        (e)  Governmental Approvals.  All governmental approvals or filings
             ----------------------
described in Schedules 4.05 or 5.05 hereto shall have been duly obtained or made.

        (f)  Legal Actions or Proceedings.  No legal action or proceeding shall
             ----------------------------
have been instituted or threatened seeking to restrain, prohibit, invalidate or otherwise affect the consummation of the transactions contemplated hereby or by any Additional Agreement or that would, if adversely decided, materially adversely affect the operations or financial condition of the Source Business.

        (g)  Preferred Stockholder Agreement.  The letter agreement dated as of
             -------------------------------
April 16, 1996 between Walsh and the holders of outstanding shares of Walsh Preferred Stock shall have been executed and delivered by Walsh and the record and beneficial holders of at least two-thirds of the outstanding Walsh Preferred Stock, and such letter agreement shall be in full force and effect on and as of the Closing Date.

        (h)  Stockholder Approval.  The transactions contemplated hereby shall
             --------------------
have been approved by the stockholders of Walsh.

        (i)  Underwriting Agreement.  Walsh and the Representatives of the
             ----------------------
Underwriters for its underwritten public offering shall have executed and delivered the Underwriting Agreement for the offering, substantially in the form filed as an exhibit to the Walsh Registration Statement.


                                 ARTICLE VIII

                 SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

        SECTION 8.01.  Survival of Representations.  All representations and
                       ---------------------------
warranties made by any party hereto in this Agreement or pursuant hereto shall survive the Closing Date for a period of one year.

        SECTION 8.02.  Tax Indemnity.  (a)  Source agrees to and shall indemnify
                       -------------
and hold harmless Walsh and each Walsh Subsidiary from and against (i) any and all taxes (including, without limitation, income taxes, taxes based on or measured by income or franchise taxes), tax deficiencies, any interest or penalties thereon, and reasonable legal fees and expenses imposed on or incurred by Walsh or any Walsh Subsidiary insofar as the same are attributable to the Source Assets or the Source Business, whether arising with respect to transactions or events occurring prior to or after the Closing Date, and (ii) any and all such taxes, tax deficiencies, any interest or penalties thereon, and reasonable legal fees and expenses, arising out of the consummation of the transactions contemplated hereby, but only to the extent that such taxes, deficiencies, interest or penalties exceed, in the aggregate, Walsh's available United States net operating loss carryforwards.

        (b) If at any time after the Closing Date any consolidated or combined federal, state, local or foreign income tax return of Walsh shall be audited for any year during which any component of the Source Business was included in any such consolidated or combined return, Source shall provide Walsh with any information and documentation in its possession required for said audit. In addition, if at any time after the Closing Date any consolidated, combined or separate federal, state, local or foreign income tax return of Source or any component of the Source Business shall be audited, Walsh shall provide Source with any information and documentation in Walsh's possession required for said audit.

        (c) The indemnities provided for in this Section 7.02 shall be independent of and in addition to any other indemnity provision hereof and shall survive the Closing Date for the applicable statutory periods of limitation (as the same may be extended).

        SECTION 8.03.  General Indemnity.  (a)  Subject to the terms and
                       -----------------
conditions of this Article VIII, Walsh agrees to and shall indemnify, defend and hold harmless Source and each Source Subsidiary from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including, without limitation, interest, penalties and reasonable attorneys' fees and expenses (collectively, "Damages"), asserted against, resulting to, imposed upon or incurred by Source or any Source Subsidiary by reason of or resulting from (i) a breach of any representation, warranty or covenant of Walsh or any Walsh Contract Party contained in or made pursuant to or in connection with this Agreement or any of the Additional Agreements or (ii) any liabilities or obligations of, or claims against or imposed on, Source or any Source Subsidiary (whether absolute, accrued, contingent or otherwise), and whether a contractual, tax (except as specifically covered in Section 8.02 hereof) or any other type of liability, obligation or claim), which was not required to be assumed by Source or any Source Subsidiary pursuant to this Agreement.

        (b) No claim for indemnification may be made under Section 8.03(a) hereof in respect of the first $100,000 in the aggregate of Damages that would otherwise have been required to be paid by Walsh as the indemnifying party under such Section 8.03(a).

        (c) Subject to the terms and conditions of this Article VII, Source hereby agrees to and shall indemnify, defend and hold harmless Walsh and each Walsh Subsidiary from and against all Damages asserted against, resulting to, imposed upon or incurred by Walsh or any Walsh Subsidiary by reason of or resulting from (i) a breach of any representation, warranty or covenant of Source contained in or made pursuant to this Agreement or any of the Additional Agreements, (ii) the failure of Source or any Source Subsidiary to pay, perform and discharge when due the liabilities and obligations of the Source Business, including those assumed by Source or such Source Subsidiary pursuant to this Agreement, or (iii) any action made out against Walsh or any Walsh Subsidiary that arises out of or results from the operation of the Source Business, whether arising with respect to transactions or events occurring prior to or after the

Closing Date; provided, however, that the indemnity provided for by clause (iii) of this subparagraph (c) shall not apply to any actions made out against Walsh or any Walsh Subsidiary in connection with the performance of their respective obligations under the Additional Agreements.

        SECTION 8.04.  Conditions of Indemnification.  The respective
                       -----------------------------
obligations and liabilities of Walsh and Source (herein sometimes called the "indemnifying party") to the other (herein sometimes called the "party to be indemnified") under Sections 8.02 and .03 hereof with respect to claims resulting from the assertion of liability by third parties shall be subject to the following terms and conditions:

        (a) Within 30 days after receipt of notice of commencement of any action or the assertion in writing of any claim by a third party, the party to be indemnified shall give the indemnifying party written notice thereof together with a copy of such claim, process or other legal pleading, and the indemnifying party shall have the right to undertake the defense thereof by representatives of its own choosing.

        (b) In the event that the indemnifying party, by the 30th day after receipt of notice of any such claim (or, if earlier, by the tenth day preceding the day on which an answer or other pleading must be served in order to prevent judgment by default in favor of the person asserting such claim), does not elect to defend against such claim, the party to be indemnified will (upon further notice to the indemnifying party) have the right to undertake the defense, compromise or settlement of such claim on behalf of and for the account and risk of the indemnifying party, subject to the right of the indemnifying party to assume the defense of such claim at any time prior to settlement, compromise or final determination thereof.

        (c) Anything in this Section 8.04 to the contrary notwithstanding, (i) if there is a reasonable probability that a claim may materially and adversely affect the indemnifying party other than as a result of money damages or other money payments, the indemnifying party shall have the right, at its own cost and expense, to compromise or settle such claim, but (ii) the indemnifying party shall not, without the prior written consent of the party to be indemnified, settle or compromise any claim or consent to the entry of any judgment that does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the party to be indemnified a release from all liability in respect of such claim.

        (d) In connection with any such indemnification, the indemnified party will cooperate in all reasonable requests of the indemnifying party.

        SECTION 8.05.  Remedies Cumulative.  Except as herein provided, the
                       -------------------
remedies provided herein shall be cumulative and shall not preclude assertion by any party hereto of any other rights or the seeking of any other remedies against the other party hereto.


                                  ARTICLE IX

                                 MISCELLANEOUS

        SECTION 9.01.  Expenses.  Whether or not the transactions contemplated
                       --------
hereby are consummated, any and all costs, fees and expenses incurred by the parties hereto in connection with the transactions contemplated hereby and by the Additional Agreements shall be paid by the party incurring such expenses, provided that, if such transactions are consummated, Source shall pay (i) the costs of any transfer, documentary, stamp or other tax or fee arising in connection with the transfer of the Source Assets hereunder and (ii) any sales tax imposed in connection with the transactions contemplated hereby. Payment of any such sales tax shall be made by Source no later than the sixtieth day following the Closing Date to the party (if other than Source) required under applicable law to collect and/or pay such tax.

        SECTION 9.02.  Bulk Transfer Laws.  Source hereby waives compliance by
                       ------------------
Walsh with any applicable bulk transfer laws, including, without limitation, the bulk transfer provisions of the Uniform Commercial Code of any state, or any similar statute, with respect to the transactions contemplated hereby.

        SECTION 9.03.  Execution in Counterparts.  For the convenience of the
                       -------------------------
parties, this Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        SECTION 9.04.  Notices.  All notices that are required or may be given
                       -------
pursuant to the terms of this Agreement shall be in writing and shall be sufficient in all respects if given in writing and delivered by hand or by a national overnight courier service or mailed by registered or certified mail, postage prepaid, as follows:

        If to Walsh, to

           Walsh International Inc.
           45 Rockefeller Plaza
           Suite 912
           New York, New York  10111
           Attention:  Leonard R. Benjamin, Esq.
                       Vice President and General Counsel

        If to Source, to

           Source Informatics Inc.
           45 Rockefeller Plaza
           Suite 912
           New York, New York  10111
           Attention:  Warren J. Hauser, Esq.
                       Vice President and General Counsel

or such other address or addresses as either party hereto shall have designated by notice in writing to the other party hereto.

        SECTION 9.05.  Amendments, Supplements, Etc.  Before or after approval
                       ----------------------------
by stockholders of Walsh, this Agreement may at any time be amended or supplemented by such additional agreements, articles or certificates, as may be determined by the parties hereto to be necessary, desirable or expedient to further the purposes of this Agreement, or to clarify the intention of the parties hereto, or to add to or modify the covenants, terms or conditions hereof or to effect or facilitate any governmental approval or acceptance of this Agreement or to effect or facilitate the filing or recording of this Agreement or the consummation of any of the transactions contemplated hereby. Any such instrument must be in writing and signed by both parties.

        SECTION 9.06.  Entire Agreement.  This Agreement, its Exhibits and
                       ----------------
Schedules, and the documents executed on the Closing Date in connection herewith, constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

        SECTION 9.07.  Applicable Law.  This Agreement shall be governed by and
                       --------------
construed in accordance with the laws of the State of Delaware.

        SECTION 9.08.  Binding Effect.  This Agreement shall inure to the
                       --------------
benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

        SECTION 9.09.  Assignability.  Neither this Agreement nor any of the
                       -------------
parties' rights hereunder shall be assignable by either party hereto without the prior written consent of the other party hereto.

        IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first above written.

                                       WALSH INTERNATIONAL INC.


                                       By
                                          -----------------------------------


                                       SOURCE INFORMATICS INC.


                                       By
                                          -----------------------------------

                                 SCHEDULE 1.01

                        WALSH CORPORATE REORGANIZATION



          [Graphic depiction of steps of reorganization transaction]

                                 SCHEDULE 2.01

                          TRANSFER OF SOURCE BUSINESS

                                                                             Special
Walsh                      Source                   Transferred              Source
Entity                     Entity                   Subsidiaries             Assets
--------------             ------------------       --------------------     ------------------
Walsh International        Source Informatics       Walsh America Ltd.       480,000 shares of
Holdings Limited           Inc.                     SI Software Ltd.         common stock of
                                                    SI PMSI Ltd.             Pharmaceutical
                                                    Walsh International      Marketing Services Inc.
                                                    Domestic Finance
                                                    Limited

Walsh International        Source Informatics       __________________       Notes payable from
Inc.                       Inc.                                              employees in the
                                                                             aggregate principle
                                                                             amount of $936,023.50

                                                                             Withholding tax
                                                                             receivable of
                                                                             $338,358.90

Walsh Ltd. (U.K.)          Source Informatics       __________________       __________________
                           Ltd. (U.K.)

Walsh France S.A.          [Source French           __________________       __________________
                           Subsidiary]

Walsh Belgium N.V.         Source Informatics       __________________       __________________
                           Belgium N.V.

Walsh Italy Srl            Source Informatics       __________________       __________________
                           Italia Srl


Walsh International        Source Informatics       __________________       __________________
Holdings GmbH              Deutschland GmbH

Pharm Info Advisors        Source Informatics       ___________________      _________________
Ltd.                       Inc.


                                 SCHEDULE 4.05

                        GOVERNMENTAL APPROVALS (WALSH)

                                 [NONE]

                                 SCHEDULE 5.04

                    STOCK OPTIONS, WARRANTS, ETC. (SOURCE)

                                    [NONE]

                                 SCHEDULE 5.05

                        GOVERNMENTAL APPROVALS (SOURCE)

                                    [NONE]

                                                                       EXHIBIT A

                                 SERVICES AGREEMENT
                                 ------------------


  THIS AGREEMENT, dated as of April 16, 1996, between WALSH INTERNATIONAL INC., a Delaware corporation ("Walsh") and SOURCE INFORMATICS INC., a Delaware corporation ("Source").

  WHEREAS, pursuant to the Master Reorganization Agreement, dated as of the date hereof (the "Master Agreement"), between Walsh and Source, Walsh has agreed to transfer to Source certain of Walsh's assets including products and services that are based on proprietary databases of prescriptions dispensed in the United States and other counties, and are designed to be used by the pharmaceutical industry in sales force compensation, territory realignment and focused promotion (the "Source Business"); and

  WHEREAS, in spite of the formation of a Source business distinct from Walsh and Source having its own management and professional staff, Source nevertheless wishes to avail itself, during a transition period after consummation of the transfer to it of the Source Business, of the experience and expertise of certain Management, financial and professional Walsh personnel to assure continuity in its business operations and to facilitate further growth and development; and

  WHEREAS, Walsh is willing to make available to Source and its subsidiaries the services of certain management, financial and professional personnel to provide required support services required by Source, under the following terms and conditions.

  NOW, THEREFORE, in view of the premises stated above and of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1.   MANAGEMENT, FINANCIAL AND LEGAL SERVICES
         ----------------------------------------

     (a) Commencing with the Closing (the "Closing") of the transactions contemplated by the Master Agreement, and subject to the provisions of Paragraph 2, continuing thereafter for a initial period of 24 months with respect to general management services, and a period of not more than six months with respect to financial and legal services and, Walsh shall, and shall cause its subsidiaries to provide, the following employees to Source and its subsidiaries, on a part-time basis, to provide management and functional support services specified below:

          (i)  General Management Services -- Michael A. Hauck

         (ii)  Financial Services -- Martyn D. Williams

        (iii)  Legal Services -- Leonard R. Benjamin

         (iv) Any other executives of Walsh or its subsidiaries who are deemed by the individuals named above to be necessary or appropriate to provide, or to assist in providing, management, financial, and legal services hereunder.

     (b) Notwithstanding anything herein to the contrary, it is understood that the individuals identified in Paragraph 1(a) hereof shall devote at least 80% of their business time to Walsh.

     (c) In the event that any of the individuals identified in Paragraph 1(a) hereof is unable to provide the services in the areas described above, Walsh shall provide other individuals, acceptable to Source, to perform the specified services.

     (d) In consideration for the services provided by Walsh pursuant to Paragraph 1(a), Source shall pay to Walsh a fee calculated based on an allocation of the actual costs to Walsh and its subsidiaries in providing the services hereunder. Within 10 days after the end of each calendar quarter, Walsh shall provide Source with an analysis setting forth the amount of time spent on Source activities and the details of the remuneration (and other related costs) attributable to said Walsh personnel for the purposes of verifying the fee payable by Source to Walsh. The fee shall be payable by Source quarterly on the last day of April, July, October and January of each year.

2.        TERM OF AGREEMENT AND TERMINATION
          ---------------------------------

     (a) This Agreement shall commence with the Closing and shall continue for a period of 24 months. Thereafter, this Agreement shall automatically be renewed for successive three month periods unless either Walsh or Source notifies the other party in writing of its intention to terminate the Agreement, or specific services provided pursuant thereto, at least one month prior to the beginning of the applicable renewal period.

     (b) Either Walsh or Source may terminate this Agreement if the other has defaulted in any material obligation hereunder by giving at least 30 days, written notice to the breaching party; provided, however, that if the breaching party corrects such default within said 30 day period, this Agreement shall continue in full force and effect.

     (c) Either Walsh or Source may terminate this Agreement by immediate written notice if the other party becomes insolvent, or a court of competent jurisdiction enters an order or decree in respect of such party under any bankruptcy or similar law, approving a petition for reorganization or appointing a custodian for all or a substantial part of its assets or ordering the liquidation of such party.

3.   EXPENSES
     --------

     Source shall reimburse Walsh for all reasonable travel, accommodation, living and entertainment expenses actually incurred by Walsh or its subsidiaries in providing any of the services specified in this Agreement.

4.   CONFIDENTIALITY
     ---------------

     For the purposes of enabling Walsh to perform the services required by this Agreement, Source shall grant Walsh access to Source's premises, files and staff and shall fully disclose to Walsh all confidential and proprietary information necessary to enable Walsh and its subsidiaries to provide the services hereunder. In addition to any covenants with respect to confidentiality contained in the Master Agreement, Walsh agrees that it shall, and cause its subsidiaries to, maintain the confidentiality, and neither disclose to third parties nor use for its own purposes (except as separately agreed), all such information so disclosed to it; provided, however, that the obligation of confidentiality specified above shall not extend to: (i) information that is or subsequently becomes public knowledge through no fault of Walsh or any other Walsh subsidiary; or to (ii) information that comes into the possession of Walsh or a Walsh subsidiary from a third party not under an obligation of confidentiality to Source.

5.   LIABILITY OF WALSH
     ------------------

     (a) This Agreement constitutes a contract for the provision by Walsh of services as an independent contractor and not a contract of employment. Accordingly, Walsh shall pay all salaries and other compensation due to employees of Walsh or any Walsh subsidiary engaged in the performance of the services specified herein. Walsh shall withhold, deduct and remit all taxes, contributions or imposts required by any Government having jurisdiction over the relationship between Walsh employees and Walsh.

     (b) Walsh agrees to use its best efforts to render the services required of it hereunder in a diligent and professional manner.

     (c) Walsh's liability, however, for wrongful acts or omissions in breach of this Agreement shall not extend to damages for lost profits or other consequential damages.

6.   MISCELLANEOUS PROVISIONS
     ------------------------

     (a) This Agreement shall not be assignable by either party without the prior written consent of the other, except to a wholly-owned subsidiary of either Walsh or Source, as the case may be. In the event of a permitted assignment, however, the assigning party shall guarantee the performance of all the obligations under this Agreement.

     (b) No waiver, modification or alteration of any of the provisions of this Agreement shall be binding unless approved in writing by duly authorized representatives of the parties.

     (c) This Agreement embodies the entire contractual relationship between the parties in relation to the subject matter hereof, and no other agreement or understanding, verbal or otherwise, exists between the parties at the time of execution hereof.

     (d) All notices in connection with this Agreement shall be in writing and personally delivered or mailed by registered or certified mail, return receipt requested, or telegraphed, telecopied or teletyped to the following addresses:

          If to Walsh, to it at:

          Suite 912
          New York, NY 10111

          If to Source to it at:

          2345 E. Camelback Road
          Phoenix, AZ  85016

     (e) This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                         WALSH INTERNATIONAL INC.



                         By:________________________________



                         SOURCE INFORMATICS INC.



                         By:________________________________

                                                                       EXHIBIT B


                           SUPPORT SERVICES AGREEMENT



     THIS AGREEMENT, dated as of April 16, 1996, is between WALSH INTERNATIONAL INC., a Delaware corporation ("Walsh") and SOURCE INFORMATICS INC., a Delaware corporation ("Source").

     WHEREAS, pursuant to the Master Reorganization Agreement, dated as of the date hereof (the "Master Agreement"), between Walsh and Source, Walsh has agreed to transfer to Source certain of Walsh's assets including products and services that are based on proprietary databases of prescriptions dispensed in the United States and in other countries and designed to be used by the pharmaceutical industry in sales force compensation, territory realignment and focused promotion (the "Source Business"); and

     WHEREAS, in spite of the formation of a Source business distinct from Walsh and Source having its own management and professional staff, Walsh nevertheless wishes to avail itself, during a transition period after consummation of the transfer to Source of the Source Business, of the support of certain functional support and consulting services of Source to assure continuity on Walsh's business operations; and

     WHEREAS, Source is willing to make available to Walsh the functional support services required by Walsh or its subsidiaries under the following terms and conditions.

     NOW, THEREFORE, in view of the premises stated above and of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1.  SERVICES
    --------

     (a) Commencing with the Closing (the "Closing") of the transactions contemplated by the Master Agreement and, subject to the provisions of Paragraph 2, continuing thereafter for an initial period of 24 months, Source shall, or shall cause its subsidiaries to, provide the following functional support and consulting services to Walsh and its subsidiaries, as requested by Walsh or its subsidiaries.

           (i) Executive Services;

          (ii) Human Resources Services;

         (iii) Financial Services; and

          (iv) Any other functional support and consulting services of Source which are deemed by Walsh to be necessary or appropriate to reasonably assure continuity in its business operations.

     (b) Source shall cause such services to be provided so as to ensure that the transition after the transfer of the Source Business is conducted in an efficient and orderly manner.

     (c) In consideration for the services provided by Source and its subsidiaries pursuant to Clause 1(a), Walsh shall pay to Source a fee calculated quarterly based on an allocation of the actual costs to Source and its subsidiaries in providing the services hereunder. Within 10 days at the end of each calendar quarter Source shall provide Walsh with an analysis setting forth the amount of time spent by Source and its subsidiaries in providing services hereunder and the details of the remuneration (and other related costs) attributable to the personnel providing such services for the purposes of verifying the fee payable by Walsh to Source. The fee shall be payable by Walsh on the last day of April, July, October and January of each year.

2.   TERM OF AGREEMENT AND TERMINATION
     ---------------------------------

     (a) This Agreement shall commence with the Closing and shall continue for a period of 24 months. Thereafter, this Agreement shall automatically be renewed for successive three-month periods unless either Walsh or Source notifies the other party in writing of its intention to terminate the Agreement, or specific services provided pursuant thereto, at least one month prior to the beginning of the applicable renewal period.

     (b) Either Walsh or Source may terminate this Agreement if the other has defaulted in any material obligation hereunder by giving at least 30 days written notice to the breaching party; provided, however, that if the breaching party corrects such default within said 30-day period, this Agreement shall continue in full force and effect.

     (c) Either Walsh or Source may terminate this agreement by immediate written notice of the other party becomes insolvent, or a court of competent jurisdiction enters an order or decree in respect of such party under any bankruptcy or similar law, approving a petition for reorganization or appointing a custodian for all or a substantial part of its assets or ordering the liquidation of such party.

3.   EXPENSES
     --------

     Walsh shall reimburse Source for all reasonable travel, accommodation, living and entertainment expenses actually incurred by the Source and its subsidiaries in providing any of the services specified in this Agreement.

4.   CONFIDENTIALITY
     ---------------

     For the purpose of enabling the Source to perform the services required by this Agreement, Walsh shall grant Source access to Walsh's premises, files and staff and shall fully disclose to the Source all confidential and proprietary information necessary to enable Source and its subsidiaries to provide the services hereunder. In addition to any covenants with respect to confidentiality contained in the Master Agreement, Source agrees that it shall, and shall cause its subsidiaries to, maintain the confidentiality, and neither disclose to third parties nor use for its own purposes
     (except as separately agreed), all such information so disclosed to it; provided, however, that the obligation of confidentiality specified above shall not extend to: (i) information that is or subsequently becomes public knowledge through no fault of the Source Group; or to (ii) information that comes into the possession of the Source Group from a third party not under an obligation of confidentiality to Walsh or any of its subsidiaries.

5.   LIABILITY OF SOURCE
     -------------------

     (a) This Agreement constitutes a contract for the provision by Source of services as an independent contractor and not a contract of employment. Accordingly, Source shall pay all salaries and other compensation due to employees of Source engaged in the performance of the services specified herein. Source shall withhold, deduct and remit all taxes, contributions or imposts required by any Government having jurisdiction over the relationship between Source employees and Source.

     (b) Source shall use its best efforts to render the services required of it hereunder in a diligent and professional manner.

     (c) Source's liability, however, for wrongful acts or omissions in breach of this Agreement shall not extend to damages for lost profits or other consequential damages.

6.   MISCELLANEOUS PROVISIONS
     ------------------------

     (a) This Agreement shall not be assignable by either party without the prior written consent of the other, except to a wholly-owned subsidiary of either Walsh or Source, as the case may be. In the event of a permitted assignment, however, the assigning party shall guarantee the performance of all the obligations under this Agreement.

     (b) No waiver, modification or alteration of any of the provisions of this Agreement shall be binding unless approved in writing by duly authorized representatives of the parties.

     (c) This Agreement embodies the entire contractual relationship between the parties in relation to the subject matter hereof, and no other agreement or understanding, verbal or otherwise, exists between the parties at the time of execution hereof.

     (d) All notices in connection with this Agreement shall be writing and may be personally delivered or delivered by registered or certified mail, return receipt requested, or telegraphed, telecopies or teletyped to the following address:

     If to Walsh, to it at:

               45 Rockefeller Plaza
               Suite 912
               New York, NY 10111

     If to Source to it at:

               Biltmore Financial Centre
               2394 E. Camelback Road
               Phoenix, AZ 85016

     (e) This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                    WALSH INTERNATIONAL INC.


                                    By:__________________________


                                    SOURCE INFORMATICS INC.


                                    By:__________________________

                                                                       EXHIBIT C

                     PREFERRED TECHNOLOGY PARTNER AGREEMENT


     PREFERRED TECHNOLOGY PARTNER AGREEMENT, dated as of April 16, 1996, between WALSH INTERNATIONAL INC., a Delaware corporation ("Walsh"), and SOURCE INFORMATICS INC., a Delaware corporation ("Source").

     WHEREAS Walsh is engaged in the business of providing sales force management and integrated sales and marketing information services, associated medical professional databases and other services related to those databases to and on behalf of the pharmaceutical industry (the "Walsh Business"); and

     WHEREAS, pursuant to the Master Reorganization Agreement, dated as of the date hereof (the "Master Agreement"), between Walsh and Source, Walsh has agreed to transfer to Source certain of Walsh's assets including its products and services that are based on proprietary databases of prescriptions dispensed in the United States and in other countries and designed to be used by the pharmaceutical industry in sales force compensation, territory realignment and focused promotion (the "Source Business"); and

     WHEREAS, in view of the complementary nature of the Walsh Business and the Source Business, the parties have decided to enter into a development project in order to facilitate the delivery of Source prescription data to its (Source) clients utilizing Walsh technology services.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties agree as follows:


                                   ARTICLE I

                            AGREEMENT TO COLLABORATE

     Section 1.01.  Development and Maintenance of Data Interface.  Walsh and
                    ---------------------------------------------
Source hereby agree to collaborate on the creation, maintenance, modification, updating (including routine updating of the databases and the information contained therein), revising, enhancing and testing of a computer interface (the "Interface") between their respective technologies enabling Source's data on prescriptions dispensed in the United States and any other jurisdiction where Source provides such data ("Prescription Data") to be delivered by Source directly to its client through Walsh technology services, minimizing the need for reprocessing.

     Section 1.02.  Promotion of Interface.  Walsh and Source hereby agree that
                    ----------------------
each of them and any of their respective subsidiaries shall have the right to promote the Interface between their technologies in marketing their respective products and services to the pharmaceutical and healthcare industries wherever Source provides Prescription Data. Such promotional activities may include any activities and decision-making related to the commercialization of products and services included in the Walsh Business or the Source Business that utilize the Interface including, without limitation, all activities and decision-making relating to marketing, pricing, product strategy and positioning, detailing, sale, delivery, servicing, and training in the use of such products and services.


                                   ARTICLE II

                        JOINT OBLIGATIONS OF THE PARTIES

     Section 2.01.  Development of the Interface.  (a)  The parties shall meet
                    ----------------------------
within no later than 60 days of the date hereof in order to begin development of the Interface.

     (b) Each of Walsh and Source will supply to the other all technical information and data necessary to the design and development, manufacture, testing, operation and maintenance of the Interface. Such information may include only information which the disclosing party has a right to disclose and may include data, techniques, know-how, equipment specifications, equipment performance or other information essential to the development of the Interface.

     Section 2.02.  Consulting Services.  Each party will provide training
                    -------------------
and/or consulting services to the other in connection with the development of the Interface.

     Section 2.03.  Responsibilities of the Parties to Employees. Each party
                    --------------------------------------------
will be responsible for its own employees and in no event shall any employee of either party be deemed an employee of the other party. Matters governing the terms and conditions of the employment of any employee, such as supervision, compensation, taxes and disability and other benefits, are exclusively the responsibility of the respective party.

     Section 2.04.  Managing Coordinators.  (a)  Each party hereto will promptly
                    ---------------------
designate a Managing Coordinator. Each party may change its Managing Coordinator (or designate a temporary acting Managing Coordinator) at any time and from time to time during the term of this Agreement by notifying the Managing Coordinator for the other party in writing.

     (b) The Managing Coordinator or his or her designated alternate will be solely authorized to monitor schedules and progress of the design and development of the Interface and agree or disagree as to successful completion of the Interface.

     Section 2.05.  Reporting.  (a)  During the term of this Agreement, Walsh
                    ---------
and Source will meet and will furnish each other with timely progress reports.

     (b) Such reports shall include, but shall not be limited to, the following:
(i) progress of work to date, (ii) technical difficulties encountered and their solutions, (iii) anticipated or potential difficulties that may adversely impact schedules, development costs or performance and (iv) action recommended or plans to overcome such anticipated or potential difficulties.

     (c) Such final report shall include a summary of the entire performance hereunder.

     Section 2.06.  Joint Promotion.  (a)  Upon the request of either party, the
                    ---------------
parties shall jointly promote the Interface to a client or prospective client.

     (b) The parties shall cooperate to create appropriate promotional material and demonstration systems, including, as appropriate, brochures, demonstration diskettes and other support materials.

     (c) Although each party retains full responsibility for any quotation of the cost of its services to clients and prospective clients, the parties will collaborate to create joint proposals, if appropriate, with each party being responsible for determining the discounts, if any, for its services.

     (d) Each party shall, at least five (5) business days before submitting any proposal to a client or prospective client that calls for collaboration with a provider of services or products, that are the same as or similar to those of the other party, notify such party thereof.

     Section 2.07.  Expenses.  (a)  Expenses directly related to the development
                    --------
of the Interface shall be allocated evenly between the parties hereto.

     (b) Except as provided in subsection (a) above, each party shall bear its own expenses incurred in connection with this Agreement, including but not limited to the payment of employee compensation and any expenses incurred in connection with the development of the Interface prior to the effective date hereof.


                                  ARTICLE III

                                CONFIDENTIALITY

     Section 3.01. (a) In addition to any covenants with respect to confidentiality contained in the Master Agreement, during the term of this Agreement and for a period of five years thereafter, neither party shall reveal or disclose to third parties, nor use for any purposes other than the fulfillment of this Agreement, any confidential information received from the other party in connection with this Agreement without first obtaining the written consent of such party. This obligation of confidentiality shall not apply to any information that (i) is or becomes a matter of public knowledge,
(ii) is already in the possession of the recipient, (iii) is disclosed to the recipient by a third party having the right to do so, (iv) is in response to a valid order of a court or other governmental body to which a party hereto may be subject or otherwise required by law; provided, however, that in the case of disclosure by the receiving party hereunder, such party shall first have given as much notice to the disclosing party as practical, or (v) is necessary to establish patent rights, copyrights or other intellectual property rights which are capable of being registered, but only after receiving the written consent of the disclosing party, which consent shall not be unreasonably withheld.

     (b) The promotion of the Interface which inherently discloses confidential information of either party shall not in itself be prohibited.

     (c) All information supplied by either party hereto in connection with the development of the Interface shall be treated as confidential information of the party so supplying such information. Information developed during the course of the development of the Interface and in connection therewith shall be treated as the confidential information of both parties.

     (d) Notwithstanding any other provision of this Article III, no copyright license is granted in this Article III by either party to the other with respect to (i) any program code or microcode or (ii) any document or other media containing a notice of copyright which may be included in the information exchanged hereunder.

     (e) No public announcement or other disclosure to third parties concerning the existence of or the terms of this Agreement shall be made, either directly or indirectly, by any party to this Agreement, except as may be legally required, without first obtaining the approval of the other party and agreement upon the nature and text of such announcement or disclosure.



                                   ARTICLE IV

                             OWNERSHIP OF INTERFACE

     Section 4.01. (a) The copyrights and other intellectual property rights in the Interface, and any related documentation or information containing media developed under this Agreement (hereinafter "Work Product") shall be jointly and equally owned and, subject to Article III, each party shall have the unrestricted right to grant licenses (including the right for any sublicensee to grant sublicenses) to a third party thereunder without accounting and with necessary consent hereby given to the other party as may be required by any country law in granting such licenses to a third party. Notwithstanding the foregoing, neither party may use the Interface in connection with the products or services that compete with products or services of the other party.

     (b) Each party shall have the right to obtain and to hold in the joint owners' name copyrights, registrations and such other statutory and common law protection as may be available, and any extensions and renewals thereof, in the Work Product referred to in this Article IV in which it has joint ownership. Each party agrees to give the other party, and any person designated by the other party, at such other party's expense, all assistance reasonably required to perfect the rights defined in this Article IV.

     (c) Subject to Article III, to the extent that any pre-existing materials, other than program code or microcode, of one party are contained in the Work Product which is owned solely or jointly by the other party, the party providing the pre-existing materials agrees to grant and hereby grants to the owner of the Work Product a non-exclusive, worldwide, and, subject to Section
2.06 hereto, fully paid-up right and license under copyright to use, execute, reproduce, display, perform, distribute copies of, and prepare derivative works of, such pre-existing materials, and to authorize others to do any, some, or all of the foregoing.

     (d) Notwithstanding any other provision of this Agreement, no program code or microcode is licensed under this Agreement. The notice of copyright shall reflect the respective ownership of the materials.


                                   ARTICLE V

                        REPRESENTATIONS AND WARRANTIES

     Section 5.01.  No Restrictions.  Each party represents and warrants
                    ---------------
that it is under no obligation or restriction, nor will it assume any such obligation or restriction which would in any way interfere or be inconsistent with the activities to be undertaken pursuant to this Agreement.

     Section 5.02.  Authority to Disclose Information.  Each party
                    ---------------------------------
covenants that, regarding any information to be disclosed to the other party under this Agreement, it has or will have the full right and power to disclose same and that the use of any such information by the other party will not constitute a misuse or misappropriation of any trade secret or any other type of confidential information of any third party.

     Section 5.03.  No Liability.  Neither party shall be liable to the
                    ------------
other party for any lost revenue, lost profits or other consequential damages, even if advised of the possibility of such damages, which may result from its failure to perform its obligations under this Agreement and neither party shall be liable for any claim against the other party by any third party. Notwithstanding this limitation of liability clause, nothing in this Agreement will limit either party's payment obligations hereunder.

                                  ARTICLE VI

                             TERM AND TERMINATION

     Section 6.01.  Term.  This Agreement shall commence upon the closing
                    ----
of the transactions contemplated by the Master Agreement and shall continue thereafter for a term of five years. Thereafter, this Agreement shall be renewed only upon mutual consent of and for the periods agreed to by the parties hereto.

     Section 6.02.  Termination.  Either party may terminate this Agreement
                    -----------
(a) by immediate written notice if the other party hereto becomes insolvent, or if a court of competent jurisdiction enters an order or decree in respect of such company under any bankruptcy or similar law, or approving a petition for reorganization or appointing a custodian for all or a substantial part of its assets or ordering liquidation of such company or (b) if the other party has defaulted in any material obligation hereunder by giving at least 30 days' written notice to the breaching party; provided, however, that if the breaching party corrects such default within said 30 day period, this Agreement shall continue in full force and effect.

     Section 6.03.  Effect of Termination.  Upon termination of this
                    ---------------------
Agreement, the obligations to make payments in accordance with Section 2.07 hereof and the obligations of confidentiality specified in Article III shall nevertheless survive. Upon termination, however, Walsh or Source, as the case may be, shall return to the other all promotional material and other confidential information in its possession regarding the other company's business.

                                  ARTICLE VII

                           MISCELLANEOUS PROVISIONS

     Section 7.01.  Relationship of the Parties.  Nothing in this Agreement
                    ---------------------------
shall constitute or be deemed to constitute (a) a partnership between the parties or (b) any party as agent of the other for any purpose, nor shall any party have the authority or power to bind the other without the prior written consent of the other.

     Section 7.02.  No Default.  No party shall be considered in default
                    ----------
because of any failure in the performance of this Agreement if such failure arises out of causes or conditions beyond its control and without its fault or negligence. Such causes may include, but are not limited to, acts of God, fire, labor disputes, Government regulatory action or the like.

     Section 7.03.  Assignability.  This Agreement shall not be assignable
                    -------------
by any party without the prior written consent of the others, other than to a wholly-owned subsidiary of Walsh or Source, as the case may be. In the event of a permitted assignment, however, the assigning party shall guarantee the performance of all its obligations under this Agreement.

     Section 7.04.  Amendment.  No waiver, modification or alteration of
                    ---------
any of the provisions of this Agreement shall be binding unless approved in writing by duly authorized representatives of the parties.

     Section 7.05.  Entire Agreement.  This Agreement embodies the entire
                    ----------------
contractual relationship between the parties in relation to the subject matter hereof, and no other agreement or understanding, verbal or otherwise, exists between the parties at the time of execution hereof.

     Section 7.06.  Severability.  In case any one or more of the
                    ------------
provisions contained in this Agreement should be invalid, illegal, or unenforceable in any respect for any reason against a party hereto, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby and such invalidity, illegality or unenforceability shall only apply as to such party in the specific jurisdiction where such judgment shall be made.

     Section 7.07.  Notices.  All notices in connection with this Agreement
                    -------
shall be in writing and may be personally delivered or delivered by an overnight delivery service, or registered or certified mail, return receipt requested, or telegraphed, telecopied or teletyped to the following addresses:

     If to Walsh, to it at:

        45 Rockefeller Plaza
        Suite 912
        New York, NY  10111

     If to Source, to it at:

        2394 E. Camelback Road
        Phoenix, AZ  85016

     Section 7.08.  Governing Law.  This Agreement shall be construed in
                    -------------
accordance with and governed by the laws of the State of Delaware.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                       WALSH INTERNATIONAL INC.


                                       By:
                                           -------------------------------


                                       SOURCE INFORMATICS INC.


                                       By:
                                           -------------------------------

                                                                       EXHIBIT D

                           PHARBASE LICENSE AGREEMENT
                           --------------------------


          THIS AGREEMENT, dated as of April 16, 1996, by and between WALSH INTERNATIONAL INC., a corporation organized under the laws of the State of Delaware (hereinafter "WALSH"), and SOURCE INFORMATICS INC., a corporation organized under the laws of the State of Delaware (hereinafter "SOURCE").

                                  WITNESSETH:
                                  ----------
          WHEREAS, WALSH has developed Medical Professional Databases containing detailed demographic information about physicians; and

          WHEREAS, WALSH has licensed its Medical Professional Databases (the "Pharbase Databases") to pharmaceutical companies in certain countries to help them identify, and promote to, specific doctors or groups of doctors within the total doctor population; and

          WHEREAS, pursuant to the Master Reorganization Agreement, dated as of April 16, 1996 (the "Master Agreement"), between WALSH and SOURCE, WALSH has agreed to transfer to SOURCE or its subsidiaries certain of WALSH's assets including its products and services that are based on proprietary databases of prescriptions dispensed in the United States and in other countries, and designed to be used by the pharmaceutical industry in sales force compensation, territory alignment and focused promotion (SOURCE and such subsidiaries being hereinafter referred to collectively as the "SOURCE Group");

          WHEREAS, the SOURCE Group intends to provide physician-linked prescription database services to pharmaceutical and healthcare companies operating in the United Kingdom, France, Germany, Belgium, The Netherlands, Spain and Italy; and

          WHEREAS, WALSH is willing to license the Pharbase Databases to the SOURCE Group for use internally in the development and maintenance of the SOURCE Group's SOURCE prescription database products and related services; and

          WHEREAS, SOURCE is interested in becoming a licensee of the Pharbase Databases.

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1.  LICENSE RIGHTS
    --------------

     (a) WALSH hereby grants to SOURCE a non-exclusive and non-transferable license in the countries of the United Kingdom, France, Germany, Belgium, The Netherlands, Spain and Italy (hereinafter collectively the "Territory" and each separately a "the Country") to:

          (i) use the Pharbase Databases described in Appendix A and owned by
                                                      ----------
     WALSH and its subsidiaries for internal use in the development and maintenance of the SOURCE Group's SOURCE products and related services;

         (ii) use the Pharbase Databases for the purposes of collecting, verifying and disseminating physician linked prescribing information; and

        (iii) use the information derived from the Pharbase Databases that becomes part of the SOURCE physician-linked prescription record in the normal course of selling and exploiting its SOURCE services. Such use shall exclude the resale of information from the Pharbase Databases to third parties where such information is not enhanced by incorporation into a SOURCE physician linked prescribing record or where it reduces WALSH's ability to sell its Pharbase Database service to third parties.

     (b) SOURCE shall not, however, be permitted to make available, sell or license to any third party the Pharbase Databases or any data and information delivered to the SOURCE Group by WALSH in connection therewith except as provided in Paragraph 1(a)(ii) above.

2.   TERM OF LICENSE
     ---------------

     The initial term of the licenses shall be a period of 10 years from the date of execution of this Agreement. Thereafter, this Agreement shall be automatically renewed for successive five year periods unless either WALSH or SOURCE notifies the other party in writing of its intention to terminate the Agreement at least six months prior to the applicable renewal year.

3.   ROYALTIES
     ---------

     (a) In consideration for each license right granted to SOURCE hereunder,

     SOURCE shall pay to WALSH a royalty for the fiscal year ending June 30, 1996, equal to One U.S. Dollar (US$1.00) for each physician in the Country on the Pharbase Database in regard to whom data and information have been provided by WALSH to the SOURCE Group during that year. For the fiscal year ending June 30, 1997, the royalty per physician shall be US$0.75; for the fiscal year ending June 30, 1998, the royalty shall be US$0.50 per physician and for the fourth and subsequent fiscal years US$0.25 per physician, provided that should SOURCE fail to provide information to Walsh as updates as provided in Paragraph 8(a) for any fiscal year, Walsh may in addition to any other rights or remedies it may have, increase the royalty to One U.S.Dollar (US$1.00) for that fiscal year. The royalty shall be paid by September 30 of each fiscal year during the term of this Agreement in respect of the physician data and information supplied by WALSH for the preceding fiscal year.

          For purposes of this Agreement a fiscal year shall be the 12 month period beginning July 1 and ending June 30, except that the first fiscal year of this Agreement shall begin as of the date first set forth above and end June 30, 1996.

     (b) WALSH shall increase the royalty for the licensed products specified in Paragraph 3(a) annually. Said royalties for each Country in the Territory shall increase by the rate of inflation in that Country for the previous year. The effective date of the increase shall be July 1 of each fiscal year and each WALSH Company shall notify the SOURCE Company in the relevant country of the increase and provide supporting documentary evidence therefor.

     (c) WALSH shall submit an invoice to SOURCE, as soon as possible after the beginning of each calendar year, specifying the total number of physicians in regard to whom data has been provided by WALSH to SOURCE. SOURCE shall pay said invoice on the later of (i) twenty (20) days after receipt of such invoice and (ii) September 30 of the relevant fiscal year.

4.   IMPROVEMENTS AND ENHANCEMENTS
     -----------------------------

     During the term of this Agreement, WALSH shall provide SOURCE on a monthly basis with all updates to the Pharbase Databases that are made by WALSH. All maintenance and support services provided by WALSH to SOURCE in the Territory, when so requested by SOURCE, shall be charged at a rate of One Thousand U.S. Dollars (US$1,000) per diem plus expenses.

5.   INTELLECTUAL PROPERTY RIGHTS
     ----------------------------

     The ownership of the Pharbase Databases, all software associated therewith, and any copyrights, service marks and associated intellectual property rights relating to the Pharbase Databases shall remain the exclusive property of WALSH and its wholly-owned subsidiaries.

6.   CONFIDENTIALITY
     ---------------
     (a) All confidential and proprietary information disclosed by the SOURCE Group to WALSH or to the personnel of WALSH in the course of the performance of this Agreement shall remain the exclusive property of SOURCE. WALSH shall maintain the confidentiality, and neither disclose to third parties nor use for its own purposes (except as separately agreed), all such information; provided, however, that the obligation of confidentiality specified above shall not extend to: (i) information that is or subsequently becomes public knowledge through no fault of WALSH or
     (ii) information that comes into the possession of WALSH from a third party not under an obligation of confidentiality to SOURCE.

     (b) All confidential and proprietary information disclosed by WALSH to the SOURCE Group or to the personnel of SOURCE in the course of the performance of this Agreement shall remain the exclusive property of WALSH. The
     SOURCE Group shall maintain the confidentiality, and neither disclose to third parties nor use for its own purposes (except as separately agreed), all such information; provided, however, that the obligation of confidentiality specified above shall not extend to (i) information that is or subsequently becomes public knowledge through no fault of the SOURCE Group, or (ii) information that comes into the possession of the SOURCE Group from a third party not under an obligation of confidentiality to WALSH.

7.   WARRANTIES AND LIMITATIONS
     --------------------------
     (a) WALSH warrants that the Pharbase Databases licensed hereunder will perform the functions for which they are being provided to the SOURCE Group and will materially conform with the specifications agreed on from time to time by the parties.
     (b) The express terms of this Agreement are in lieu of all warranties, conditions, terms, undertakings and obligations implied by statute, common law, custom, trade usage, course of dealing or otherwise, all of which are hereby excluded to the fullest extent permitted by law.
     (c) WALSH's liability to the SOURCE Group arising by reason of or in connection with a defect in the Pharbase Databases or any aspect of the data or information provided by WALSH to the SOURCE Group hereunder shall not exceed in any Country in the Territory an amount equal to the annual royalties paid by SOURCE in that Country.
     (d) In no event shall WALSH be liable to the SOURCE Group for indirect, consequential or incidental damages, including, without limitation, loss of profits, injury to persons or damage to or loss of use of any property, except injury to persons or damage to or loss of use of any property arising out of the willful misconduct of WALSH.

8.   ADDITIONAL AGREEMENTS OF PARTIES
     --------------------------------
     (a) In the event the SOURCE Group acquires information with respect to the names, addresses and telephone numbers of new physicians or the new addresses and telephone numbers of previously listed physicians, SOURCE shall promptly disclose said information to the WALSH subsidiary in the country in which the physician is located. In such event, WALSH shall validate the information and, if accurate, promptly incorporate the information received from SOURCE in its physician database universe.
     (b) Pursuant to Clause 1(a)(iii), should SOURCE deliver its SOURCE database service at the physician level to a pharmaceutical or healthcare company which is not a client of Walsh for its Pharbase service in that Country, Source will pay to Walsh a sum each year that such data is delivered to the client a fee of 75% of the current list price of the Pharbase service in that Country.
     (c) In the event that WALSH develops a medical professional database in the other countries in which SOURCE intends to develop physician linked prescription databases, WALSH shall grant to SOURCE licenses to utilize said databases for the same purposes and under substantially similar terms as specified herein. The terms of said licenses shall be coincidental with the term of this Agreement irrespective of their commencement date. In such event, the parties shall execute an amendment to this Agreement confirming the terms and conditions of said additional license rights.

9.   TERMINATION
     -----------
     (a) Either party may terminate this Agreement forthwith at any time by notice in writing to the other party if the other party commits an irremediable breach of this Agreement or commits any remediable breach and fails to remedy it within 30 days after receipt of written notice of the breach.
     (b) Either WALSH or SOURCE may terminate this Agreement as it applies to a particular Country by immediate written notice if the other party becomes insolvent, or if a court of competent jurisdiction enters an order or decree in respect of such party under any bankruptcy or similar law, approving a petition for reorganization or appointing a custodian for all or substantially all its assets or ordering the liquidation of such party.
     (c) Each party may exercise any right to terminate as provided herein by providing notice of its intention to terminate the entire Agreement or as it is in effect in any particular Country in the Territory. In the event the Agreement is terminated in one or more Countries it shall continue in full force and effect in the remaining countries in the Territory.

     (d) Notwithstanding the termination of this Agreement, the terms and provisions of Paragraph 6 herein shall survive. Upon termination, each party shall return to the other any confidential materials or information in its possession pursuant to this Agreement.

10.  MISCELLANEOUS PROVISIONS
     ------------------------
     (a) All notices in connection with this Agreement shall be in writing and may be personally delivered or delivered by overnight delivery services, or registered or certified mail, return receipt requested, or telegraphed, telecopied, or teletyped to the following addresses:

          If to WALSH, to it at:    45 Rockefeller Plaza
                                    Suite 912
                                    New York, N.Y.  10111


          If to SOURCE, to it at:   2394 E. Camelback Road
                                    Phoenix, AZ  85016

     (b) This Agreement shall not be assignable by either party without the prior written consent of the other, except to a wholly-owned subsidiary of either WALSH or SOURCE, as the case may be. In the event of a permitted assignment, however, the assigning party shall guarantee the performance of all of the obligations under this Agreement.
     (c) This Agreement supersedes any previous agreement between the parties in relation to the matters dealt with herein, represents (together with any documents referred to herein) the entire agreement between the parties in relation thereto and no variation hereof shall be effective unless made in writing.
     (d) Notwithstanding that the whole or any part of any provision of this Agreement may prove to be illegal or unenforceable, the other provisions of this Agreement and the remainder of the provision in question shall continue in full force and effect.
     (e) The failure by either party at any time to require performance by the other party or to claim a breach of any term of this Agreement shall not be deemed to be a waiver of any right under this Agreement.
     (f) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                         WALSH INTERNATIONAL INC.

                         By:____________________________________

                         SOURCE INFORMATICS INC.

                         By:___________________________________

                                                                      APPENDIX A
                                                                      ----------

                               Pharbase DATABASES
                               ------------------

     1.  Physician Specific Data To Be Supplied

The Walsh Medical Professional Database is customized to reflect each country's unique medical infrastructure and therefore differs in detailed respect across markets. The physician demographic information supplied to SOURCE shall include those fields described below:

Unique Walsh Identifier
Name
Specialty
Medical Qualifications (1)(2)
Date of Qualification or Birth (1)(2)
Status (e.g. Consultant) (1)
Type of Practice (e.g. private) (1)(2)
Practicing Address
Practicing Address Brick or Postal Zip (1)
Secondary Practicing Addresses (1)(2)

Notes
(1) If available and as appropriate in local market.
(2) On some physicians this field may be blank.


     2.  Data Supply

Walsh will supply the Pharbase Databases for the specialties requested by the local SOURCE operations four times per annum at dates to be agreed locally. The Pharbase Databases will be supplied on computer readable magnetic media or in another format agreed locally. Should a SOURCE operation require more frequently updated versions of the Pharbase Database, each extra updated version may be purchased by SOURCE from the local Walsh operation at a rate equivalent to one quarter of the annual royalty as specified in Paragraph 3(a).

                                                                       EXHIBIT E

                              FACILITIES AGREEMENT
                              --------------------

     THIS AGREEMENT, entered into as of April   , 1996, by and between WALSH
INTERNATIONAL INC., a Delaware corporation (hereinafter "WALSH"), and SOURCE INFORMATICS INC., a Delaware corporation (hereinafter "SOURCE").


                                  WITNESSETH:
                                  ----------

     WHEREAS, pursuant to the Master Reorganization Agreement, dated as of __________________ (the "Master Agreement"), between WALSH and SOURCE, WALSH has agreed to transfer, or cause the transfer, to SOURCE or its subsidiaries the certain assets of certain of WALSH's subsidiaries (the companies to which such assets are being transferred hereinafter referred to collectively as the "SOURCE Group" and the companies from which such assets are being transferred hereinafter referred to collectively as the "WALSH Group"); and

     WHEREAS, for some period of time, the SOURCE Group will occupy office space and utilize certain tangible assets owned or leased by companies in the WALSH Group; and

     WHEREAS, SOURCE now desires to enter into an Agreement pursuant to which, after the transfer to the SOURCE Group pursuant to the Master Agreement, companies in the SOURCE Group will have the continued right and ability to occupy and utilize the facilities of the WALSH Group.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1.   DEFINITIONS
     -----------
     The following terms, whenever used in this Agreement, shall have the following meanings:

     (a) The term "WALSH Companies" shall mean WALSH and the wholly-owned subsidiaries of WALSH listed in Appendix A attached hereto.
                                     ----------

     (b) The term "SOURCE Companies" shall mean SOURCE and the wholly-owned subsidiaries of SOURCE listed in Appendix A attached hereto.
                                      ----------
2.   SUB-LEASE OF SPACE
     ------------------

     (a) Commencing with the closing (the "Closing") of the transactions contemplated by the Master Agreement, WALSH shall cause the WALSH Companies to sub-lease office, storage and warehouse space to the SOURCE Companies in the countries of Belgium, France, Italy, and the United Kingdom.

     (b) The respective superior leases pursuant to which each WALSH Company occupies office, storage and warehouse space in each of the locations identified on Appendix A (hereinafter the "Superior Leases") have, prior to
                   ----------
     the date hereof, been delivered to representatives of SOURCE. SOURCE hereby acknowledges receipt of the Superior Leases. WALSH hereby represents that each WALSH Company is in compliance with the material terms of the Superior Lease applicable to it.

     (c) Unless and until otherwise mutually agreed, the specific locations in the WALSH facilities subleased to the SOURCE Companies shall be the space occupied, as of the date hereof by the SOURCE Companies in the WALSH facilities.

     (d) WALSH shall procure the consents of the Lessors under the Superior Leases, if necessary, to each of the sub-leases to SOURCE Companies specified hereinabove. In the event that WALSH fails to procure the necessary consent and SOURCE or any other SOURCE Company suffers loss or damage as a result thereof, WALSH shall indemnify and hold harmless SOURCE and any other SOURCE Company from and against any losses or damages (including any reasonable legal fees that may have been incurred in connection therewith) suffered by any such SOURCE Company as a result of such failure.

     (e) In the event that any WALSH Company sub-leasing space to a SOURCE Company pursuant hereto desires to vacate any office, storage or warehouse space that it presently occupies, it shall, prior to seeking to sub-lease said space to an independent third party, afford the particular SOURCE Company in such country the first opportunity to sub-lease the available space on terms to be mutually agreed. Neither WALSH nor any WALSH Company shall enter into any subsequent sub-lease with a third party without

     SOURCE's consent on terms more favorable than those offered to the SOURCE Company in said country.

3.   ADDITIONAL FACILITIES AND SERVICES
     ----------------------------------

     In conjunction with the sub-lease of office, storage and warehouse space to SOURCE as provided in Paragraph 2 hereinabove, WALSH shall also cause the WALSH Companies to provide the following additional facilities and services:

     (a) All utilities, including electricity, gas and water, but not including telephone;

     (b) Janitorial service, trash collection, security services and all other maintenance services; all the same or equivalent to the services currently furnished by or provided to WALSH in the sub-leased space;

     (c) The use of the cafeteria and kitchen facilities, if any, contained within the space retained by the WALSH Company. (SOURCE employees of SOURCE Companies shall, however, be required to pay the standard charges for the food consumed therein.)

4.   RENTAL AND OTHER CHARGES
     ------------------------
     (a) SOURCE or the appropriate SOURCE Company shall, in consideration for the space and other facilities provided to it hereunder, pay the rental charges specified in respect of each country on the attached Appendix A.
                                                                  ----------
     All said rental payments shall be made by the fifteenth day of each month.

     (b) In addition, in the event that a WALSH Company is responsible for the payment of any taxes or other local levies, including landlord's provisions for repairs, under the Superior Lease pursuant to which the WALSH Company occupies said space, the SOURCE Company sub-leasing in such location shall pay a proportionate amount of the taxes or other levies due thereunder based upon the amount of space that the SOURCE Company occupies at said location as a percentage of the total amount of space leased to the WALSH Company.

     (c) All rental payments shall be delivered by the SOURCE Company sub-leasing the premises to the Financial Director or Controller of the WALSH Company serving as the Lessor under the said sub-lease at the location designated in Appendix A hereto.
                   ----------

5.   TERM OF AGREEMENT
     -----------------

     (a) The term of this sub-lease shall be for a period commencing with the Closing and ending on the June 30, 1999, unless the Superior Lease pursuant to which the WALSH Company occupies the premises sub-leased hereunder shall expire earlier. In such event, the sub-lease between WALSH and SOURCE in respect of such premises shall expire simultaneously with the expiration or termination of the Superior Lease between the WALSH Company and the Lessor.

     (b) Each of the SOURCE Companies and the WALSH Companies shall have the right, in respect of the individual sub-leases identified on the attached Appendix A, to terminate the sub-lease at the end of the initial term
     ----------
     thereof by providing written notice to the other at least six (6) months prior to the expiration thereof. In the absence, however, of such written notice of termination given by either party, the particular sub-lease shall automatically continue thereafter for an additional term of one (1) year on the same terms and conditions; provided, however, that WALSH shall have the right to increase the rental charges payable pursuant to Paragraph
     4(a) by an amount equal to the proportionate increase in the costs incurred by WALSH in providing the space, facilities and services specified herein from the date of this Agreement through the effective date of the increased rental charge. In addition, SOURCE shall continue to be responsible for its pro-rata share of taxes and levies, if any, as provided in Paragraph 4(b) hereinabove. Written notice of any such increase shall be given by WALSH at least sixty (60) days prior to the effective date of the increase.

6.   COMMON AREAS
     ------------

     (a) Each SOURCE Company sub-leasing facilities hereunder shall be entitled to use, in common with the particular WALSH Company serving as sub-lessor, the lobbies, corridors, elevators, parking lots and other public portions of the leased premises. All employees of SOURCE Companies having parking spaces at the leased premises prior to the date hereof shall be permitted to continue to utilize said parking spaces.

     (b) Each WALSH Company serving as Lessor hereunder shall keep the exterior, common areas, structural parts and the heating, ventilation and air conditioning systems of the leased premises in good and operable condition and shall keep the modes of ingress and egress clear of snow and other impediments; all such expenses shall be prorated between the WALSH Company and its SOURCE Company sublessee based upon their respective square footage allocation.

     (c) Except where otherwise provided under the Superior Lease, each SOURCE Company shall have the right to place a sign on the exterior of the building in which the premises are located identifying it as an occupant of the building. Said sign shall be of a size comparable to the exterior sign identifying the WALSH Company as an occupant of said premises. The cost of installation of the sign shall be borne by SOURCE.

7.   LEASEHOLD IMPROVEMENTS
     ----------------------

     (a) If the terms of the Superior Lease between the Lessor of the premises and the particular WALSH Company serving as Lessee so permit, the right and title to all leasehold improvements existing within the sub-leased premises as of the date of execution of this Agreement shall vest in the particular SOURCE Company occupying said premises.

     (b) Commencing on the date of this Agreement, SOURCE shall not undertake any alterations, additions or improvements to the sub-leased premises without first having obtained the consent in writing of the particular WALSH Company serving as sub-lessor and, if required, the Lessor under the Superior Lease. If such consent has been obtained, any leasehold improvements rendered to the premises by SOURCE shall, if the Superior Lease so permits, become the property of SOURCE.

     (c) At the expiration of the term of any particular sub-lease hereunder, the SOURCE Company serving as sub-lessee shall, if so requested either by the particular WALSH Company or the Lessor under the Superior Lease, remove all leasehold improvements or additions contained within the sub-leased premises. The costs of such removal shall be borne by SOURCE.

8.   SUPERIOR LEASE
     --------------

     SOURCE hereby agrees to be bound, and to cause each other SOURCE Company that will occupy any of the premises to be sub-leased hereunder to be bound, by all of the terms and conditions of the Superior Lease between the particular WALSH Company and the Lessor pertaining to such premises. Moreover, SOURCE shall not engage in any activity, or fail to take the necessary action if such action is required, that would put it and/or WALSH in violation of any Governmental regulation or authority or otherwise put WALSH or any WALSH Company in breach of its obligations under any Superior Lease.

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

9.   CONDITION OF THE SUB-LEASED PREMISES
     ------------------------------------

     (a) Each SOURCE Company hereby agrees to accept the sub-leased premises in "as is" condition and WALSH makes no representation of any kind concerning said condition.

     (b) At the expiration of this Agreement or of any sub-lease in any particular country, SOURCE shall deliver up and surrender to WALSH possession of the sub-leased premises in the same condition as the premises were in on the date on which the SOURCE Company first occupied the same, excepting only ordinary wear and tear.

     (c) WALSH shall maintain in full force and effect all public liability and property damage insurance coverage pertaining to the occupancy and use of the leased premises that WALSH had in place prior to the effective date of this sub-lease. WALSH shall name SOURCE or the appropriate SOURCE Company as an additional insured under each policy of insurance pertaining thereto.

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

     (d) SOURCE shall reimburse to WALSH a proportionate share of the premiums incurred by WALSH in connection with the maintenance of said insurance coverage based upon the amount of space occupied by the SOURCE Companies as a percentage of the total space utilized by both WALSH and SOURCE at any particular location. SOURCE shall reimburse WALSH for such proportionate insurance premiums within thirty (30) days after receipt of an invoice from WALSH or a particular WALSH Company together with appropriate documentation evidencing the payment of the premium by WALSH.

10.  REPAIRS TO SUB-LEASED PREMISES
     ------------------------------

     (a) Whenever repairs to the sub-leased premises are required to be made by the Lessor under the Superior Lease pertaining to the premises, WALSH shall take all steps necessary to ensure that the Lessor promptly fulfills its obligation to repair as provided therein.

     (b) In the event that the Superior Lease does not require that the Lessor undertake any repair of the premises sub-leased by SOURCE, then the appropriate SOURCE Company shall perform and pay for said repair to the sub-leased premises.

11.  INDEMNIFICATION
     ---------------

     (a) SOURCE shall defend, indemnify and hold harmless WALSH and each other WALSH Company from any liability, loss, cost or expense, including reasonable attorneys' fees, arising out of the use and occupancy by SOURCE

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

     Companies of the premises identified in Appendix A hereto and the
                                             ----------
     performance or non-performance by any SOURCE Company of any obligation contained in this Agreement (or any Superior Lease) including but not limited to claims for injury or damage to persons or property arising from any source or cause whatsoever.

     (b) WALSH shall defend, indemnify and hold harmless SOURCE and any SOURCE Company from any liability, loss, cost or expense, including reasonable attorneys' fees, arising out of a breach or default by any WALSH Company of any provision of this Agreement or any Superior Lease (other than breaches or defaults of provisions of any Superior Lease caused by the action or inaction of any SOURCE Company).

12.  ADDITIONAL FACILITIES AND SERVICES PROVIDED BY WALSH
     ----------------------------------------------------

     (a) In addition to the sub-lease of office space, equipment and other facilities provided herein, each WALSH Company shall provide, or otherwise make available to, each SOURCE Company the following additional services and facilities necessary during a transition period prior to the establishment of these facilities and services within the SOURCE Companies:

               (i) warehouse, storage and retrieval of records;

              (ii) all mailroom functions, including overnight pickup and deliveries of mail, outbound general business mailings, including staffing and labor consistent with prior business practice;

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

             (iii) telephone switchboard coverage and transfers of inbound calls;

              (iv) maintenance of internal telephone listings consistent with prior practice;

               (v) participation in internal training classes for management and supervisory employees;

          Each WALSH Company may agree to continue any or all of the above services for the appropriate SOURCE Company beyond the transition period for a fee to be agreed based on the WALSH Companies' cost for so doing.

     (b) WALSH shall provide the services specified hereinabove to SOURCE on a general parity with similar services rendered by WALSH to its own subsidiaries, divisions or personnel, subject to reasonable variations based upon the manner and priority in which said services have previously been rendered to the SOURCE Companies when they were part of the WALSH Group.

     (c) The services provided in accordance with Paragraph 12(a) hereinabove shall be included in the rental charges specified in Paragraph 4(a) hereof; provided, however, that any out-of-pocket charges incurred by any WALSH Company, such as telephone charges, purchase of supplies, postage and freight, etc., shall be reimbursed by the SOURCE Companies within thirty
     (30) days after presentation of an invoice stating the amount due together


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

     with appropriate documentation thereof. This paragraph 12(c) shall be inapplicable in the U.S.

13.  TERMINATION
     -----------

     (a) Either party may terminate this Agreement if the other has defaulted in any material obligation hereunder by giving at least thirty (30) days' written notice to the breaching party; provided, however, that if the breaching party corrects such default within said thirty (30) day period, this Agreement shall continue in full force and effect.

     (b) Either WALSH or SOURCE may terminate this Agreement, and any WALSH Company or SOURCE Company may terminate this Agreement as it applies to a particular country, by immediate written notice if the other party becomes insolvent, or if a court of competent jurisdiction enters an order or decree in respect of such party under any bankruptcy or similar law, approving a petition for reorganization or appointing a custodian for all or substantially all its assets or ordering the liquidation of such party.

     (c) Each party may exercise a right of termination as specified hereinabove by providing notice of its intention to terminate this Agreement in its entirety or, in the alternative, in respect of any particular country in which a material breach has occurred. In the event that a notice of termination is given with respect to a particular sub-lease between a WALSH Company and a SOURCE Company but not with respect to this Agreement in its entirety, this Agreement shall thereupon continue in full force and effect in respect of the countries still covered by the terms of Paragraph 2(a) hereof.

     (d) This Agreement shall automatically terminate with respect to a specific sub-lease upon the assignment of such sub-lease from the applicable WALSH Company to the applicable SOURCE Company.

14.  ADDITIONAL AGREEMENTS OF THE PARTIES
     ------------------------------------

     The SOURCE Company conducting the SOURCE business in the U.S.
     (formerly Walsh America Limited) shall sub-lease to the WALSH Company conducting the Walsh business in the U.S. the space occupied by that business as of the date hereof at 2394 E. Camelback Road, Phoenix, Arizona.

     Unless otherwise mutually agreed, the monthly rental charge shall be determined based on the full allocation of all space and other facilities related costs at that location. The basis for allocation will be the greater of the square footage occupied prorata by the SOURCE Company (including square footage occupied by its other lessee) and the WALSH Company at that location.

     This lease shall be under the same terms and conditions as provided herein, except that the WALSH Company may also terminate such sublease at any time upon at least 90 days notice to the appropriate SOURCE Company.


15.  MISCELLANEOUS PROVISIONS
     ------------------------

     (a) This Agreement may not be assigned by SOURCE or by any other SOURCE Company; nor may the premises sub-leased to a SOURCE Company in any individual country be further sub-let by such SOURCE Company, without the written consent of WALSH.

     (b) This Agreement embodies the entire contractual relationship between the parties in regard to the subject matter hereof and no other agreement or understanding, verbal or otherwise, exists between the parties in respect thereto at the time of execution hereof.

     (c) No waiver, modification or alteration of any of the provisions of this Agreement shall be binding unless executed in writing by duly authorized representatives of the parties hereto.

     (d) Notices in connection with this Agreement shall be sufficiently delivered if given by hand or sent by overnight delivery service or by registered mail, return receipt requested, or telegraphed, cabled, telecopied or teletyped to the parties at the following addresses:

     If to WALSH:   45 Rockefeller Plaza
                    Suite 912
                    New York, New York  10111

     If to SOURCE:  2394 E. Camelback Rd.
                    Phoenix, Arizona  05016

     (e) This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware with respect to the premises sub-leased in the United States and, in respect of the other premises subject to sub-leases, by the laws of the countries in which the premises are located.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                         WALSH INTERNATIONAL INC.

                         By:  ________________________________



                         SOURCE INFORMATICS INC.

                         By:  ________________________________

                                   APPENDIX A
                                   ----------

  WALSH COMPANY           SOURCE COMPANY        LOCATION OF               RENTAL
    (LESSOR)                 (LESSEE)          SPACE LEASED              CHARGES
---------------           ---------------     --------------        -------------------
Walsh      U.K.           Source              Coltex House          Unless otherwise
Limited                   Informatics         Rectory Place         mutually agreed,
                          U.K. Limited        Loughborough          the monthly rental
                                              Leicestershire        charge for each
                                              LE11 1TW              location shall be
                                                                    determined based
                                              Craven House          on the full alloca-
                                              The Green             tion of all space
                                              Hampton Court         and other facilities
                                              Road                  related costs at
                                              Hampton Court         that location. The
                                              Surrey KT8 9BX        basis for allocation
                                                                    will be the square
                          Source              Rue de Stalle 63      footage occupied
Walsh   Belgium           Informatics         1180 Brussels         prorata by the SOURCE
S.A.                      Belgium S.A.                              Company and the WALSH
                                                                    Company at that
                          Source              Burospace 9           location.
                          Informatics         91571 Bievres
Walsh France S.A.         France S.A.         Cedex

                          Source              Centro Uffici
                          Informatics         S. Siro
Walsh Italia              Italia S.A.         Via Caldera 21
S.r.l.                                        20153 Milan


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